Exhibit 1.1

Execution Version

ABERDEEN INCOME CREDIT STRATEGIES FUND

1,600,000 Shares of 5.250% Series A Perpetual Preferred Shares

Par Value $0.001 Per Share

UNDERWRITING AGREEMENT

May 3, 2021

UNDERWRITING AGREEMENT

May 3, 2021

UBS Securities LLC

c/o UBS Securities LLC
1285 Avenue of the Americas
New York, NY 10019

Ladies and Gentlemen:

Aberdeen Income Credit Strategies Fund, a statutory trust organized under the laws of the State of Delaware (the “Fund”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters,” which term shall include one underwriter acting as sole Underwriter or as a member of an underwriting syndicate, as well as any Underwriter substituted pursuant to Section 8 hereof) an aggregate of 1,600,000 preferred shares of beneficial interest (the “Shares”), par value $0.001 per share (the “Preferred Shares”), of the Fund. The Preferred Shares will be authorized by, and subject to the terms and conditions of, the Fund’s Amended and Restated Agreement and Declaration of Trust, dated as of December 9, 2010 (as amended through the date hereof, the “Declaration of Trust”) and the Fund’s Statement of Preferences of Perpetual Preferred Shares, dated May 3, 2021, as supplemented by Appendix A thereto (the “Statement of Preferences”). UBS Securities LLC (the “Representative”) will act as representative for the Underwriters in connection with the issuance and sale of the Shares.

The Fund has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively called the “Securities Act”), and with the provisions of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively called the “Investment Company Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (File Nos. 333-253698 and 811-22485) (the “Initial Registration Statement”), including a base prospectus and a statement of additional information, relating to the Shares and other securities of the Fund. The Initial Registration Statement was initially declared effective by the Commission on April 27, 2021. In addition, the Fund has filed a Notification of Registration on Form N-8A (the “Notification”) pursuant to Section 8 of the Investment Company Act.

Except where the context otherwise requires, “Base Prospectus,” as used herein, means the prospectus dated April 27, 2021 (including the statement of additional information and all documents incorporated therein by reference), included in the Initial Registration Statement.

Except where the context otherwise requires, “Preliminary Prospectus,” as used herein, means the Base Prospectus and the preliminary prospectus supplement, dated April 28, 2021 (including the statement of additional information and all documents incorporated therein by reference) that was used prior to the execution and delivery of this Underwriting Agreement and filed with the Commission by the Fund with the consent of the Representative on behalf of the Underwriters, pursuant to Rule 424(b) under the Securities Act.

Except where the context otherwise requires, “Registration Statement,” as used herein, means the Initial Registration Statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated by reference therein, and (ii) any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed to be part of the registration statement at the Effective Time pursuant to Rule 430B under the Securities Act.

Except where the context otherwise requires, “Prospectus,” as used herein, means the Base Prospectus and the final prospectus supplement (including the statement of additional information and all documents incorporated therein by reference) as filed by the Fund with the Commission pursuant to Rule 424(b) under the Securities Act.

“Issuer Free Writing Prospectus” means any “written communication” (as defined in Rule 405 under the 1933 Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares, a copy of which shall be attached as Schedule B hereto.

“Disclosure Package” means the Preliminary Prospectus taken together with the Issuer Free Writing Prospectus.

“Sales Materials” means those advertising materials, sales literature or other promotional materials or documents, if any, constituting an advertisement pursuant to Rule 482 under the Securities Act authorized or prepared by the Fund or authorized or prepared on behalf of the Fund by the Investment Adviser (as defined below) or any representative thereof for use in connection with the public offering or sale of the Shares, each of which is listed in Schedule G hereto; provided, however, that Sales Materials do not include any slides, tapes or other materials or documents that constitute a “written communication” (as defined in Rule 405 under the Securities Act) used in connection with a “road show” (as defined in Rule 433 under the Securities Act) related to the offering of Shares contemplated hereby (collectively, “Road Show Materials”).

“Applicable Time” means the time as of which this Underwriting Agreement was entered into, which shall be 1:00 p.m. (New York City time) on the date of this Underwriting Agreement (or such other time as is agreed to in writing by the Fund and the Representative on behalf of the Underwriters).

Aberdeen Asset Managers Limited, a Scottish corporation (the “Investment Adviser”), acts as the Fund’s investment adviser pursuant to an Investment Advisory Agreement by and between the Fund and the Investment Adviser, dated as of December 1, 2017 (the “Investment Advisory Agreement”). Aberdeen Standard Investments Inc., a Delaware corporation (the “Sub-Adviser,” and together with the Investment Adviser, the “Advisers”) acts as the Fund’s investment sub-adviser pursuant to a Sub-Advisory Agreement among the Fund, the Investment Adviser and the Sub-Adviser, dated as of December 1, 2017 (the “Sub-Advisory Agreement”). State Street Bank and Trust Company acts as the custodian (the “Custodian”) of the Fund’s cash and portfolio assets pursuant to the Amended and Restated Master Custodian Agreement, dated as of June 1, 2010 as amended on January 29, 2014, March 5, 2014, June 1, 2015 and December 1, 2017 (the “Custody Agreement”). Computershare Trust Company, N.A. and Computershare Inc. acts as the Fund’s transfer agent, registrar, and dividend disbursing agent (the “Transfer Agent”) pursuant to the Transfer Agency and Services Agreement, dated as of July 23, 2010 and as amended through the date hereof (the “Transfer Agency Agreement”). Aberdeen Asset Management Inc., a Delaware corporation, acts as the Fund’s administrator (the “Administrator”) pursuant to the Amended and Restated Administration Agreement dated December 1, 2017 (the “Administration Agreement”). The Administrator acts as the Fund’s investor relations service provider pursuant to the Amended and Restated Investor Relations Services Agreement, dated September 5, 2018 and Schedule A as amended through the date hereof (the “Investor Relations Agreement”). The Fund and the Investment Adviser have entered into an Expense Reimbursement Letter Agreement, dated April 26, 2021 (the “Expense Agreement”). The Fund, BNP Paribas, as administrative agent, and BNP Paribas Securities Corp, as sole lead arranger and sole book manager, have entered into a Credit Agreement, dated November 30, 2018, as amended from time to time (the “Credit Agreement”). The Fund and Avenue Capital Management II, L.P. entered into a Subscription Agreement dated as of December 13, 2010 (the “Subscription Agreement”).

As used in this Underwriting Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Underwriting Agreement, shall in each case refer to this Underwriting Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Underwriting Agreement. The term “or,” as used herein, is not exclusive.

The Fund, the Investment Adviser, the Sub-Adviser and the Underwriters agree as follows:

1.	Sale and Purchase. Upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Fund agrees to sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Fund the aggregate number of Shares set forth opposite the name of such Underwriter in Schedule A attached hereto in each case at a purchase price of $24.2125 per Share (the “Purchase Price”). The Fund is advised that the Underwriters intend (i) to make a public offering of their respective portions of the Shares as soon after the Effective Time as is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

2.	Payment and Delivery. Payment of the Purchase Price for the Shares shall be made by the Underwriters to the Fund by Federal Funds wire transfer, against delivery of the Shares to the Representative through the facilities of the Depository Trust Company for the respective accounts of the Underwriters. Such payment and delivery shall be made at a time mutually agreed upon by the parties on the fifth business day following the date of this Underwriting Agreement (unless another date shall be agreed to by the Fund and the Representative on behalf of the Underwriters). The time at which such payment and delivery are actually made is hereinafter sometimes called the “Closing Time.” The Shares will not be certificated.

3.	Representations and Warranties of the Fund, the Investment Adviser and the Sub-Adviser. Each of the Fund, the Investment Adviser and the Sub-Adviser jointly and severally represents and warrants to each Underwriter as of the date of this Underwriting Agreement, as of the Applicable Time and as of the Closing Time as follows:

(a)	(i) (A) The Registration Statement became effective under the Securities Act on April 27, 2021; and (B) no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or Sales Materials or of the Prospectus or the effectiveness of the Registration Statement has been issued, no revocation of registration has been issued and no proceedings for such purpose have been instituted or, to the knowledge of the Fund or the Advisers, are contemplated by the Commission;

(ii)          (A) The Registration Statement complied at the Effective Time, complies as of the date hereof and will comply, as amended or supplemented, at the Closing Time, and at each and any time of a sale of Shares by an Underwriter during the period in which a prospectus is required by the Securities Act to be delivered in connection with any sale of Shares, in each case in all material respects, with the requirements of the Securities Act and the Investment Company Act; (B) the Preliminary Prospectus and the Prospectus complied or will comply, at the time it was or is filed with the Commission, and the Prospectus complies as of its date and will comply, as amended or supplemented, at the Closing Time, and at each and any time of a sale of Shares by an Underwriter during the period in which a prospectus is required by the Securities Act to be delivered in connection with any sale of Shares, in each case in all material respects, with the requirements of the Securities Act (including, without limitation, Section 10(a) of the Securities Act) and the Investment Company Act; and (C) each of the Sales Materials complied, at the time it was first used in connection with the public offering of the Shares, and complies as of the date hereof, in each case in all material respects, with the requirements of the Securities Act (including, without limitation, Rule 482 thereunder), the Investment Company Act and the applicable rules and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”);

(iii)         (A) (1) The Registration Statement as of the Effective Time did not, (2) the Registration Statement (including any post-effective amendment thereto declared or deemed to be effective by the Commission) as of the date hereof does not, and (3) the Registration Statement (including any post-effective amendment thereto declared or deemed to be effective by the Commission), as of the Closing Time, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; (B) the Disclosure Package, as of the Applicable Time, did not, and each Prospectus, as of its date, at the Closing Time, will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (C) at no time during the period that begins as of the Applicable Time and ends at the Closing Time did or will the Disclosure Package, as then amended or supplemented, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (D) at no time during the period that begins at the time each of the Sales Materials was first used in connection with the public offering of the Shares and ends at the Applicable Time did any of the Sales Materials (as materials deemed to be a prospectus under Section 10(b) of the Securities Act pursuant to Rule 482 under the Securities Act), as then amended or supplemented, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (E) at no time during the period that begins on the earlier of the date of the Prospectus and the date the Prospectus is filed with the Commission and ends at the latest of the Closing Time and the end of the period during which a prospectus is required by the Securities Act to be delivered in connection with any sale of Shares did or will the Prospectus, as then amended or supplemented, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that each of the Fund, the Investment Adviser and Sub-Adviser makes no representation or warranty with respect to any statement contained in the Registration Statement, the Disclosure Package, the Sales Materials or the Prospectus in reliance upon and in conformity with information concerning an Underwriter furnished in writing by or on behalf of such Underwriter through the Representative to the Fund or the Investment Adviser on behalf of the Fund expressly for use in the Registration Statement, the Disclosure Package, the Sales Materials or the Prospectus, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 9(f) hereof, and provided, further that if any event occurs during any of the periods referred to in clauses (C), (D) or (E) of this Section 3(a)(iii) as a result of which it is necessary to amend or supplement the Disclosure Package, the Sales Materials or the Prospectus, as applicable, in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Disclosure Package, the Sales Materials or the Prospectus, as applicable, is amended or supplemented in connection therewith in accordance with Section 5(d) of this Underwriting Agreement, such amendment or supplement shall be deemed, for purposes of clauses (C), (D) or (E) of this Section 3(a)(iii), to have been made contemporaneously with the occurrence of such event.

(iv)        The documents incorporated by reference in each of the Registration Statement, the Preliminary Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act, Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), as applicable, and the Investment Company Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Investment Company Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)	The Fund (i) has been duly organized and is validly existing as a statutory trust in good standing under the laws of the State of Delaware; (ii) has full power and authority to own, lease and operate its properties and assets, and conduct its business and other activities conducted by it as described in the Registration Statement, the Preliminary Prospectus and the Prospectus; (iii) is duly licensed and qualified to do business and is in good standing in each jurisdiction where it owns or leases property or in which the conduct of its business or other activity requires such qualification; (iv) owns, possesses or has obtained and currently maintains all governmental licenses, permits, consents, orders, approvals and other authorizations (collectively, the “Licenses and Permits”), whether foreign or domestic, necessary to carry on its business as contemplated in the Preliminary Prospectus and the Prospectus; (v) has no subsidiaries; and (vi) has made all necessary filings required under any applicable federal, state, local or foreign law, regulation or rule, except in the case of (iii), (iv) and (vi) to the extent that the failure to be so qualified or be in good standing, maintain such Licenses and Permits or make such filings (x) could not reasonably be expected to have a material adverse effect upon the Fund’s performance of this Underwriting Agreement or the consummation of any of the transactions herein contemplated or (y) could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business prospects, management, properties, net assets or results of operations of the Fund, whether or not arising in the ordinary course of business (a “Fund Material Adverse Effect”).

(c)	The capitalization of the Fund is as set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus (except for issuances of Shares pursuant to this Underwriting Agreement). The Preferred Shares conform in all material respects to the description of them in the Registration Statement, the Preliminary Prospectus and the Prospectus. The Shares to be sold by the Fund pursuant to this Underwriting Agreement have been duly authorized for issuance and sale pursuant to this Underwriting Agreement and, when issued and delivered to the Underwriters against payment of the consideration set forth herein, will be validly issued, fully paid and nonassessable. No person is entitled to any preemptive or other similar rights with respect to the issuance and sale of the Shares pursuant to this Underwriting Agreement.

(d)	The Fund is duly registered with the Commission under the Investment Company Act as a diversified, closed-end management investment company; the provisions of the Fund’s Agreement and Declaration of Trust (as amended or restated through the date here, the “Declaration of Trust”) and Bylaws (as amended or restated through the date hereof, the “Bylaws”) comply in all material respects with the requirements of the Investment Company Act.

(e)	The Fund has full power and authority to enter into each of this Underwriting Agreement, the Investment Advisory Agreement, the Sub-Advisory Agreement, the Custody Agreement, the Transfer Agency Agreement, the Subscription Agreement, the Administration Agreement, the Investor Relations Agreement, the Expense Agreement and the Credit Agreement (collectively, the “Fund Agreements”), and to perform all of the terms and provisions hereof and thereof to be carried out by it and (i) each Fund Agreement has been duly authorized, executed and delivered by or on behalf of the Fund, (ii) each Fund Agreement complies with all applicable provisions of the Investment Company Act and the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively called the “Advisers Act”), as the case may be, and (iii) assuming due authorization, execution and delivery by the other parties thereto, each of the Fund Agreements constitutes a legal, valid and binding obligation of the Fund enforceable in accordance with its terms, subject to the qualification that the enforceability of the Fund’s obligations thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws relating to or affecting the rights and remedies of creditors generally, whether statutory or decisional, and by general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law), and except as enforcement of rights to indemnity thereunder may be limited by federal or state securities.

(f)	None of (i) the execution, delivery and performance by the Fund of the Fund Agreements, (ii) the issuance and sale by the Fund of the Shares as contemplated by this Underwriting Agreement, the Registration Statement, the Preliminary Prospectus, the Prospectus or any of the Fund Agreements and (iii) the performance by the Fund of its obligations under any of the Fund Agreements or the consummation by the Fund of the other transactions contemplated by the Fund Agreements (A) conflicts with or will conflict with, or results in or will result in a breach or violation of the Declaration of Trust or Bylaws of the Fund, (B) conflicts with or will conflict with, results in or will result in a breach or violation of, or constitutes or will constitute a default or an event of default under, or results in or will result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Fund under the Declaration of Trust and Bylaws, or the terms and provisions of any agreement, indenture, mortgage, loan agreement, note, insurance or surety agreement, lease or other instrument to which the Fund is a party or by which it may be bound or to which any of the property or assets of the Fund is subject or (C) results in or will result in any violation of any order, law, rule or regulation of any court, governmental instrumentality, securities exchange or association or arbitrator, whether foreign or domestic, applicable to the Fund or having jurisdiction over the Fund’s properties, other than state securities or “blue sky” laws applicable in connection with the offer or sale of the Shares in such state or jurisdiction by any Underwriter pursuant to this Underwriting Agreement, except with respect to clauses (B) or (C), any conflict, breach, violation, default or lien that could not reasonably be expected to have either (1) a material adverse effect on the Fund’s performance of this Underwriting Agreement or the consummation of any of the transactions contemplated by this Underwriting Agreement or (2) a Fund Material Adverse Effect.

(g)	The Fund is not currently in breach of, or in default under, any written agreement or instrument to which it is a party or by which it or its property is bound or affected, except which breach or default could not reasonably be expected to have either (1) a material adverse effect on the Fund’s performance of this Underwriting Agreement or the consummation of any of the transactions contemplated by this Underwriting Agreement or (2) a Fund Material Adverse Effect.

(h)	There are no material restrictions, limitations or regulations with respect to the ability of the Fund to invest the proceeds of the offering in the manner described in the Registration Statement, the Preliminary Prospectus and the Prospectus, other than as described therein.

(i)	No person has any right to the registration of any securities of the Fund because of the filing of the Registration Statement with the Commission. No person has tag along rights or other similar rights to have any securities included in the transaction contemplated by this Underwriting Agreement.

(j)	No consent, approval, authorization, notification or order of, or filing with, or the issuance of any license or permit by, any federal, state, local or foreign court or governmental or regulatory agency, commission, board, authority or body or with any self-regulatory organization, other non-governmental regulatory authority, securities exchange or association, whether foreign or domestic, is required by the Fund for the consummation by the Fund of the transactions to be performed by the Fund or the performance by the Fund of all the terms and provisions to be performed by or on behalf of it in each case as contemplated in the Fund Agreements, the Registration Statement, the Preliminary Prospectus or the Prospectus, except such as (i) have been obtained and such as may be required (and shall be obtained prior to the Closing Time) under the Securities Act, the Exchange Act, the Investment Company Act or the Advisers Act, (ii) may be required by the NYSE, FINRA or under state securities or “blue sky” laws, in connection with the offer and sale of the Shares by the Underwriters pursuant to this Underwriting Agreement and (iii) the failure to obtain could not reasonably be expected to have either (1) a material adverse effect on the Fund’s performance of this Underwriting Agreement or the consummation of any of the transactions contemplated by this Underwriting Agreement or (2) a Fund Material Adverse Effect.

(k)	No transaction has occurred between or among the Fund and any of its officers, trustees, shareholders or affiliates or any affiliate or affiliates of any such officer, trustee, shareholder or affiliate that is required to be described in the Registration Statement, the Preliminary Prospectus and the Prospectus and is not so disclosed.

(l)	Neither the Fund nor any employee or agent of the Fund has made any payment of funds of the Fund or received or retained any funds, which payment, receipt or retention of funds is a character required to be disclosed in the Registration Statement, the Preliminary Prospectus or the Prospectus and is not so disclosed.

(m)	An application for listing of the Preferred Shares on the NYSE has been filed by the Fund.

(n)	The Shares conform to the provisions of the Statement of Preferences and the relative rights, preferences, interests and powers of such Shares are set forth in the Statement of Preferences. The Statement of Preferences has been, or by the Closing Time will be, duly authorized and executed by the Fund in compliance with the Delaware Statutory Trust Act. The Statement of Preferences is, or by the Closing Time will be, in full force and effect.

(o)	KPMG LLP was engaged by the Fund to act as its independent registered public accounting firm in accordance with the Investment Company Act. KPMG LLP, whose report appears in the Prospectus, is an independent registered public accounting firm with respect to the Fund as required by the Investment Company Act, the Securities Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board.

(p)	The financial statements, including the statement of assets and liabilities, together with any related notes or schedules thereto, included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus presents fairly in all material respects the financial condition of the Fund as of the dates or for the periods indicated and said statements were prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis, and complies in all material respects with all applicable accounting requirements under the Securities Act, the Exchange Act and the Investment Company Act.

(q)	Since the date as of which information is given in the Registration Statement, the Preliminary Prospectus and the Prospectus, except as otherwise stated therein, (i) there has been no Fund Material Adverse Effect; (ii) the Fund has not incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions, other than in the ordinary course of business or incident to its organization; (iii) there has been no dividend or distribution of any kind declared, paid or made on any class of the Fund’s capital shares (other than ordinary customary dividends declared and payable after the Closing Time that have been publicly announced); and (iv) the Fund has not incurred any long-term debt.

(r)	Except as otherwise set forth in the Registration Statement, the Preliminary Prospectus or the Prospectus, there is no action, suit, claim, inquiry, investigation or proceeding affecting the Fund or to which the Fund is a party before or by any court, commission, regulatory body, administrative agency or other governmental agency or body, whether foreign or domestic, now pending or, to the knowledge of the Fund or an Adviser, as applicable, threatened against the Fund, except which, if adversely decided, could not reasonably be expected to have either (1) a material adverse effect on the Fund’s performance of this Underwriting Agreement or the consummation of any of the transactions contemplated by this Underwriting Agreement or (2) a Fund Material Adverse Effect.

(s)	There are no contracts, franchises or other documents that are of a character required to be described in, or that are required to be filed as exhibits to, the Registration Statement which are not described or filed as required by the Securities Act or the Investment Company Act, as applicable.

(t)	The Fund’s common shares of beneficial interest are duly listed on the NYSE. The Fund has not received any notice from the NYSE that it is not in compliance with the listing or maintenance requirements of the NYSE with respect to the common shares of beneficial interest.

(u)	The Fund has not taken and will not take, directly or indirectly, any action designed or which might be reasonably expected to cause or result in, or which will constitute, stabilization or manipulation of the price of the Shares in violation of applicable federal securities laws.

(v)	The Fund has filed all tax returns that are required to be filed and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable. The charges, accruals and reserves on the books of the Fund in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or reassessments for additional tax for any years not finally determined. All material taxes which the Fund is required by law to withhold or to collect for payment have been duly withheld and collected and have been paid to the appropriate governmental authority or agency or have been accrued, reserved against and entered on the books of the Fund.

(w)	The Fund has complied in all previous tax years, and intends to direct the investment of the proceeds of the offering of the Shares in such a manner as to continue to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and qualified and intends to continue to qualify as a regulated investment company under Subchapter M of the Code.

(x)	Since commencing operations, the Fund has complied, and will direct the proceeds of the offering of the Shares in such a manner as to continue to comply, with the asset coverage requirements of the Investment Company Act and applicable regulatory guidance that has been issued in relation thereto.

(y)	The Fund has not distributed and, prior to the later to occur of the (i) date of the Closing Time and (ii) completion of the distribution of the Shares, will not distribute any offering materials in connection with the public offering or sale of the Shares other than the Registration Statement, the Preliminary Prospectus, the Issuer Free Writing Prospectus and the Prospectus.

(z)	There are no Sales Materials other than as set forth on Schedule G hereto. No Sales Materials or Road Show Materials authorized or prepared by the Fund or authorized or prepared on behalf of the Fund by the Investment Adviser or any affiliate or representative thereof for use in connection with the public offering or sale of the Shares contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(aa)	No person is serving or acting as an officer, trustee or investment adviser of the Fund except in accordance with the provisions of the Investment Company Act. Except as disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus (or any amendment or supplement to any of them), no trustee of the Fund is (i) an “interested person” (as defined in the Investment Company Act) of the Fund or (ii) an “affiliated person” (as defined in the Investment Company Act) of any Underwriter listed in Schedule A hereto; provided, however, that the Fund and the Advisers may rely on representations from such officers and trustees in respect of the representation made in this Section 3(aa).

(bb)	There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Underwriting Agreement or the issuance by the Fund or sale by the Fund of the Shares pursuant to this Underwriting Agreement.

(cc)	The Fund has (i) appointed a Chief Compliance Officer and (ii) adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the Investment Company Act) by the Fund, in a manner required by and consistent with Rule 38a-1 under the Investment Company Act and is in compliance in all material respects with such Rule.

(dd)	Any statistical, demographic or market-related data included in the Registration Statement, the Preliminary Prospectus, the Prospectus, the Sales Materials or the Road Show Materials are based on or derived from sources that the Fund or the Investment Adviser believes to be reasonably reliable and accurate, and all such data included in the Registration Statement, the Preliminary Prospectus, the Prospectus, the Sales Materials or the Road Show Materials accurately reflects the materials upon which it is based or from which it was derived, and, to the extent required, the Fund has obtained the written consent to the use of such data from such sources.

(ee)	The Fund is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged and which the Fund deems adequate; all policies of insurance insuring the Fund or its business, assets, employees, officers and trustees, including the Fund’s trustees and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 of the Investment Company Act, are in full force and effect; the Fund is in compliance with the terms of such policy and fidelity bond; there are no claims by the Fund under any such policy or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Fund has not been refused any insurance coverage sought or applied for; and the Fund has no reason to believe that it will not be able to renew its existing insurance coverage and fidelity bond as and when such coverage and fidelity bond expires or to obtain similar coverage and fidelity bond from similar insurers as may be necessary to continue its business.

(ff)	The Fund owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems, or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business operated by the Fund, except which the failure to own, possess or have the right to acquire, individually or in the aggregate, could not reasonably be expected to have either (1) a material adverse effect on the Fund’s performance of this Underwriting Agreement or the consummation of any of the transactions contemplated by this Underwriting Agreement or (2) a Fund Material Adverse Effect; and the Fund has not received any notice or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interest of the Fund, except for such infringement or conflict (if the subject of any unfavorable decision ruling or finding) or invalidity or inadequacy as could not reasonably be expected to have either (1) a material adverse effect on the Fund’s performance of this Underwriting Agreement or the consummation of any of the transactions contemplated by this Underwriting Agreement or (2) a Fund Material Adverse Effect.

(gg)	The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets through an asset reconciliation procedure or otherwise at reasonable intervals and appropriate action is taken with respect to any differences.

(hh)	The Fund has established and maintains disclosure controls and procedures (as such term is defined in Rule 30a-3 under the Investment Company Act); such disclosure controls and procedures are designed to ensure that material information relating to the Fund is made known to the Fund’s principal executive officer and its principal financial officer by others within the Fund, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Fund is not aware of any material weakness in its internal controls over financial reporting since its inception.

(ii)	The Fund and its officers and trustees, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”).

(jj)	The Fund’s Board of Trustees has validly appointed an audit committee whose composition satisfies the requirements of Rules 303A.06 and 303A.07(a) of the NYSE Listed Company Manual (as modified by Rule 303A.00 of the NYSE Listed Company Mutual for closed-end funds) and the Board of Trustees and/or the audit committee has adopted a charter that satisfies the applicable requirements of Rule 303A.07(b) of the NYSE Listed Company Manual (as modified by Rule 303A.00 of the NYSE Listed Company Mutual for closed-end funds) .

(kk)	Neither the Fund nor, to the knowledge of the Fund or the Advisers, as applicable, any other person associated with or acting on behalf of the Fund including, without limitation, any trustee, officer, agent or employee of the Fund, has directly or indirectly, while acting on behalf of the Fund (i) used any funds of the Fund for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”); or (iv) made any other unlawful payment.

(ll)	The operations of the Fund are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Bank Secrecy Act of 1970, as amended, the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Fund with respect to the Money Laundering Laws is pending or, to the knowledge of the Fund or the Advisers, as applicable, threatened.

(mm)	Neither the Fund nor, to the knowledge of the Fund or the Advisers, as applicable, any trustee, officer, agent, employee or affiliate of the Fund is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or other relevant sanctions authority; and the Fund will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

In addition, any certificate signed by any officer of the Fund or the Advisers and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares pursuant to this Underwriting Agreement shall be deemed to be a representation and warranty by the Fund or the Advisers as to matters covered thereby, to each Underwriter.

4.	Representations and Warranties of the Investment Adviser and Sub-Adviser. Each of the Investment Adviser and Sub-Adviser jointly and severally represents and warrants to each Underwriter as of the date of this Underwriting Agreement, as of the Applicable Time and as of the Closing Time as follows:

(a)	The Adviser and Sub-Adviser have each been duly organized and are validly existing as a corporation, the Adviser under the laws of Scotland and the Sub-Adviser under the laws of Delaware, and each has power and authority to own its properties and its assets and conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, currently maintains all Licenses and Permits material to the conduct of its business and necessary to enable the Advisers to continue to supervise investments in securities as contemplated in the Registration Statement, the Preliminary Prospectus and Prospectus, except to the extent that the failure to own, possess or obtain and maintain such Licenses and Permits could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business prospects, management, properties, net assets or results of operations of the Advisers, whether or not arising from transactions in the ordinary course of business of the Advisers (an “Adviser Material Adverse Effect”). Each Adviser is duly licensed and qualified to do business and is in good standing in each jurisdiction where it owns or leases real property or in which the conduct of its business requires such qualification, except where the failure to be so licensed and qualified or be in good standing would not have an Adviser Material Adverse Effect.

(b)	Each Adviser is (i) duly registered with the Commission as an investment adviser under the Advisers Act and (ii) not prohibited by the Advisers Act or the Investment Company Act from acting as an investment adviser for the Fund as contemplated by the Investment Advisory Agreement or the Sub-Advisory Agreement, as applicable, the Registration Statement, the Preliminary Prospectus and the Prospectus.

(c)	Since the respective dates as of which information is given in the Initial Registration Statement, the Preliminary Prospectus and the Prospectus, except as otherwise stated therein, (A) there has been no Adviser Material Adverse Effect and (B) there have been no transactions entered into by an Adviser which are material with respect to such Adviser other than those in the ordinary course of its business as described in the Initial Registration Statement, the Preliminary Prospectus and the Prospectus or incident to its organization.

(d)	Each Adviser has the full power and authority to enter into each of this Underwriting Agreement and the Sub-Advisory Agreement, and in the case of the Investment Adviser, the Investment Advisory Agreement, the Expense Agreement, the Administration Agreement and the Investor Relations Agreement (collectively, the “Adviser Agreements”), and carry out all the terms and provisions hereof and thereof to be carried out by it; and (i) each Adviser Agreement to which such Adviser is a party has been duly and validly authorized, executed and delivered by such Adviser, (ii) the respective Adviser Agreements to which such Adviser is a party complies in material respects with all applicable provisions of the Investment Company Act and the Advisers Act and (iii) assuming due authorization, execution and delivery by the other parties thereto, each of the Adviser Agreements to which such Adviser is a party constitutes a legal, valid and binding obligation of such Adviser enforceable in accordance with its terms, subject to the qualification that the enforceability of such Adviser’s obligations thereunder may be limited by U.S. bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights (whether statutory or decisional) and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), except as enforcement of rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy.

(e)	Neither the execution, delivery, performance and consummation by each Adviser of its obligations under the Adviser Agreements to which it is a party, nor the consummation of the transactions contemplated therein or in the Preliminary Prospectus, Prospectus or the Registration Statement nor the fulfillment of the terms thereof will (A) conflict with or violate the articles of incorporation, by-laws or similar organizational documents of such Adviser, (B) conflict with, result in a breach or violation of, or constitute a default or an event of default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of such Adviser under the terms and provisions of any indenture, mortgage, loan agreement, note, insurance or surety agreement, or any other material lease, instrument or agreement to which such Adviser is a party or by which it may be bound or to which any of the property or assets of such Adviser is subject or (C) result in any violation of any order, law, rule or regulation of any court, governmental agency or body having jurisdiction over such Adviser or any of its properties, except in the case of clauses (B) or (C) above, where such contravention does not or would not have an Adviser Material Adverse Effect.

(f)	No consent, approval, authorization, notification or order of, or filing with, or the issuance of any license or permit by, any federal, state, local or foreign court or governmental or regulatory agency, commission, board, authority or body or with any self-regulatory organization, other non-governmental regulatory authority, securities exchange or association, whether foreign or domestic, is required by such Adviser for the consummation by such Adviser of the transactions to be performed by such Adviser or the performance by such Adviser of all the terms and provisions to be performed by or on behalf of it in each case as contemplated in the Adviser Agreements to which such Adviser is a party, the Registration Statement, the Preliminary Prospectus or the Prospectus, except (i) such as have been obtained and such as may be required (and shall be obtained prior to the Closing Time) under the Securities Act, the Exchange Act, the Investment Company Act or the Advisers Act, (ii) such as may be required by the NYSE, FINRA or under state securities or “blue sky” laws, in connection with the purchase and distribution of the Shares by the Underwriters pursuant to this Underwriting Agreement or (iii) where the failure to obtain such consent, approval, authorization, notification or order, or make such filing would not have an Adviser Material Adverse Effect.

(g)	All information furnished by each Adviser including, without limitation, the description of such Adviser, for use in the Registration Statement, the Preliminary Prospectus and Prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary to make such information, in light of the circumstances under which such statements were made, not misleading.

(h)	Except as set forth in the Registration Statement, the Preliminary Prospectus or the Prospectus, there is no pending or, to the best of each Adviser’s knowledge, threatened action, suit or proceeding affecting such Adviser or to which such Adviser is a party before or by any court or governmental agency, authority or body or any arbitrator, which would result in an Adviser Material Adverse Effect.

(i)	The Investment Adviser has not taken and will not take, directly or indirectly, any action designed or which might be reasonably expected to cause or result in, or which will constitute, stabilization or manipulation of the price of the Shares in violation of applicable federal securities laws.

(j)	In the event that the Fund or an Adviser has made available any Road Show Materials or promotional materials (other than the Sales Materials) by means of an Internet web site or similar electronic means, such Adviser has installed and maintained pre-qualification and password-protection or similar procedures which are designed and expected to effectively prohibit access to such Road Show Materials or promotional materials by persons other than qualified broker-dealers and registered representatives thereof.

(k)	Each Adviser has adopted and implemented written policies and procedures under Rule 206(4)-7 under the Advisers Act reasonably designed to prevent violation of the Advisers Act by such Adviser and its supervised persons.

(l)	Each Adviser maintains a system of internal controls sufficient to provide reasonable assurances that (i) transactions effectuated by it under the Investment Advisory Agreement or Sub-Advisory Agreement, as applicable, are executed in accordance with its management’s general or specific authorization; and (ii) access to the Fund’s assets is permitted only in accordance with its management’s general or specific authorization.

(m)	Neither Adviser nor any other person associated with or acting on behalf of such Adviser including, without limitation, any trustee, officer, agent or employee of the Adviser, has, directly or indirectly, while acting on behalf of the Adviser (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the FCPA; or (iv) made any other unlawful payment.

(n)	The operations of each Adviser have been conducted at all times in compliance with applicable Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Adviser with respect to the Money Laundering Laws is pending or, to the knowledge of such Adviser, threatened.

(o)	Neither each Adviser nor, to the knowledge of such Adviser, any member, director, trustee, officer, agent, employee or affiliate (as defined in Rule 405 under the Securities Act) of such Adviser is currently subject to any U.S. sanctions administered by OFAC or other relevant sanctions authority; and each Adviser will not direct the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

In addition, any certificate signed by any officer of the Investment Adviser or the Sub-Adviser and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares pursuant to this Underwriting Agreement shall be deemed to be a representation and warranty by the Investment Adviser or the Sub-Adviser, as applicable, as to matters covered thereby, to each Underwriter.

5.	Agreements of the Parties. Each of the Fund, the Investment Adviser and the Sub-Adviser jointly and severally covenant and agree with each Underwriter as follows:

(a)	If it is necessary for a post-effective amendment to the Registration Statement to be filed with the Commission and become effective before the Shares may be sold, the Fund will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective as soon as possible, and the Fund will advise the Representative promptly and, if requested by the Representative, will confirm such advice in writing, when such post-effective amendment or such Registration Statement has become effective. The Fund will file a Prospectus containing the Rule 430B information pursuant to Rule 424(b) under the Securities Act as promptly as practicable, but no later than the second business day following the earlier of the date of the determination of the offering price of the Shares or the date the Prospectus is first used after the Effective Time. The Fund will file any Issuer Free Writing Prospectus to the extent required by Rule 433. The Fund will provide the Representative satisfactory evidence of such filings. The Fund will not file with the Commission any Prospectus or any other amendment (except any post-effective amendment which is filed with the Commission after the later of (i) one year from the date of this Underwriting Agreement or (ii) the date on which distribution of the Shares is completed) or supplement to the Registration Statement or the Prospectus unless a copy has first been submitted to the Representative a reasonable time before its filing and the Representative has not objected to it in writing within a reasonable time after receiving the copy. The Fund has given the Representative notice of any filings made pursuant to the Exchange Act within forty-eight hours prior to the Applicable Time; the Fund will give the Representative notice of its intention to make any such filing pursuant to the Exchange Act from the Applicable Time to the Closing Date and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing and will not, unless required by law, file or use any such document to which the Representative or counsel for the Underwriters shall object.

(b)	For the period of one year from the date hereof, the Fund will advise the Representative promptly (i) of the issuance by the Commission of any order in respect of the Fund, or in respect of the Investment Adviser or the Sub-Adviser, which relates to the Fund and could materially affect the ability of the Investment Adviser or the Sub-Adviser, as applicable, to perform its respective obligations to the Fund, (ii) of the initiation or threatening in writing of any proceedings for, or receipt by the Fund of any written notice with respect to, any suspension of the qualification of the Shares for sale in any jurisdiction or the issuance of any order by the Commission suspending the effectiveness of the Registration Statement, (iii) of receipt by the Fund, or any representative or attorney of the Fund, of any other communication from the Commission relating in any material way to the Fund, the Registration Statement, the Notification, any Preliminary Prospectus, the Sales Materials, the Prospectus (or to any documents incorporated or deemed incorporated in any of the foregoing or otherwise deemed to be a part thereof) or to the transactions contemplated by this Underwriting Agreement and (iv) the issuance by any federal, state, local, or foreign court, or governmental or regulatory agency, commission, board, authority or body or with any self-regulatory organization, administrative agency, other non-governmental regulatory authority, whether foreign or domestic, of any order, ruling or decree, or the threat in writing to initiate any proceedings with respect thereto, regarding the Fund, which relates in any way to the Fund or any material arrangements or proposed material arrangements involving the Fund. The Fund will use its best efforts to prevent the issuance of any order suspending the effectiveness of the Registration Statement and, if any such order is issued, to obtain its lifting as soon as practicable.

(c)	If not delivered prior to the date of this Underwriting Agreement, the Fund will deliver to the Representative, upon request and without charge, a signed copy of the Registration Statement and the Notification and of any amendments (except any post-effective amendment which is filed with the Commission after the later of (i) one year from the date of this Underwriting Agreement or (ii) the date on which the distribution of the Shares is completed) to either the Registration Statement or the Notification (including all exhibits filed with any such document) and as many conformed copies of the Registration Statement and any amendments thereto (except any post-effective amendment which is filed with the Commission after the later of (i) one year from the date of this Underwriting Agreement or (ii) the date on which the distribution of the Shares is completed) (excluding exhibits) as the Representative may reasonably request.

(d)	During such period as a prospectus is required by law to be delivered by an underwriter or a dealer with respect to any sale of Shares, the Fund will deliver, without charge, to the Representative, the Underwriters and any dealers, at such office or offices as the Representative may designate, as many copies of the Prospectus and the Issuer Free Writing Prospectus as the Representative may reasonably request, and if any event occurs during such period as a result of which it is necessary, in the opinion of counsel to the Underwriters or the Fund, to amend or supplement the Prospectus, in order to make any statements of material fact therein, in light of the circumstances under which they were made, not misleading, or if during such period it is necessary to amend or supplement the Prospectus to comply with the Securities Act or the Investment Company Act, the Fund promptly will prepare, submit to the Representative, file with the Commission and deliver, without charge, to the Underwriters and to dealers (whose names and addresses the Representative will furnish to the Fund) to whom Shares may have been sold by the Underwriters, and to other dealers on request, amendments or supplements to the Prospectus so that any statements in such Prospectus, as so amended or supplemented, will not, in light of the circumstances under which they were made, contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and will comply with the Securities Act and the Investment Company Act; provided that if the amendment or supplement is required exclusively as a result of a misstatement in or omission from the information provided to the Fund or the Investment Adviser on behalf of the Fund in writing by an Underwriter expressly for use in the Prospectus, the Fund may deliver such amendment or supplement to the Underwriters and dealers at a reasonable charge not to exceed the actual cost thereof to the Fund. Delivery by the Underwriters of any such amendments or supplements to the Prospectus will not constitute a waiver of any of the conditions in Section 6 hereof. If at any time following issuance of the Issuer Free Writing Prospectus any event occurs as a result of which it is necessary, in the opinion of counsel to the Underwriters or the Fund, to amend or supplement the Issuer Free Writing Prospectus, in order to make any statements of material fact therein, in light of the circumstances under which they were made, not misleading the Fund promptly will prepare, submit to the Representative, file with the Commission and deliver, without charge, to the Underwriters amendments or supplements to the Issuer Free Writing Prospectus so that any statements in such Issuer Free Writing Prospectus, as so amended or supplemented, will not, in light of the circumstances under which they were made, contain an untrue statement of material fact or omit to state a material fact required to be stated therein.

(e)	The Fund will make generally available to holders of the Fund’s securities, as soon as practicable but in no event later than the last day of the 18th full calendar month following the calendar quarter in which the date of the Effective Time falls, an earnings statement, if applicable, satisfying the provisions of the last paragraph of Section 11(a) of the Securities Act and, at the option of the Fund, Rule 158 under the Securities Act.

(f)	The Fund will use its best efforts, in cooperation with the Underwriters, to qualify, the Shares for offering and sale, by notice filings or otherwise and if and to the extent required, under the applicable securities laws of states of the United States, the District of Columbia, Guam, Puerto Rico and the U.S. Virgin Islands as the Representative may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Fund shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g)	The Fund, during the period when a prospectus relating to the Shares is (or, but for the exception afforded by Rule 172 of the Securities Act, would be) required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(h)	The Fund shall pay all costs and expenses incident to the performance of the obligations of the Fund under this Underwriting Agreement, including, but not limited to, costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, each Preliminary Prospectus, the Issuer Free Writing Prospectus, the Prospectus and all amendments and supplements thereto, (ii) the issuance of the Shares and the preparation and delivery of certificates, if any, for the Shares, (iii) the registration or qualification of the Shares for offer and sale under the securities or “blue sky” laws, including the reasonable fees and disbursements, if any, of counsel for the Underwriters in that connection, and the preparation and printing of any preliminary and supplemental “blue sky” memoranda, (iv) the furnishing (including costs of design, production, shipping and mailing) to the Underwriters and dealers of copies of each Preliminary Prospectus relating to the Shares, the Sales Materials, the Prospectus, and all amendments or supplements to the Prospectus, and of the other documents required by this Section to be so furnished, (v) the filing fees incident to the review by FINRA of the terms of the sale of the Shares and the Sales Materials, (vi) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Fund to the Underwriters, (vii) the listing of the Shares on the NYSE, (viii) the transfer agent for the Shares and (ix) the fees and disbursements of Underwriters’ counsel, not to exceed $130,000; provided that (A) the Fund, the Investment Adviser, the Sub-Adviser and each Underwriter shall pay its own costs and expenses relating to the attendance at any road show or other informational meeting relating to the Fund, (B) each Underwriter shall pay the costs and expenses of any internal promotional or informational materials relating to the Fund, other than the Sales Materials, prepared by such Underwriter in connection with the offering of the Shares, (C) the Underwriters shall pay the costs and expenses of any “tombstone” announcements relating to the offering of the Shares and (D) except as expressly provided in this Section 5(h) or as otherwise agreed in writing with the Investment Adviser, the Underwriters shall pay their own costs and expenses, including fees and disbursements of their counsel.

(i)	If the transactions contemplated by this Underwriting Agreement are not consummated or as otherwise agreed in writing with the Investment Adviser, except as otherwise provided herein, no party will be under any liability to any other party, except that (i) if this Underwriting Agreement is terminated by (A) the Fund, the Investment Adviser or the Sub-Adviser pursuant to any of the provisions hereof (otherwise than pursuant to Section 7 hereof) or (B) by the Representative or the Underwriters because of any inability, failure or refusal on the part of the Fund, the Investment Adviser or the Sub-Adviser to comply with any terms of this Underwriting Agreement or because any of the conditions in Section 6 are not satisfied, the Investment Adviser, the Sub-Adviser or such Adviser’s affiliates and the Fund, jointly and severally, will reimburse the Underwriters for all out-of-pocket expenses (including the fees, disbursements and other charges of their counsel) reasonably incurred by them in connection with the proposed purchase and sale of the Shares (provided, however, that the Fund, the Investment Adviser and the Sub-Adviser shall not be liable for any loss of anticipated profits or speculative or consequential or similar damages for such termination) and (ii) no Underwriter who has failed or refused to purchase the Shares agreed to be purchased by it under this Underwriting Agreement, in breach of its obligations pursuant to this Underwriting Agreement, will be relieved of liability to the Fund, the Investment Adviser and the Sub-Adviser and the other Underwriters for damages occasioned by its default.

(j)	Without the prior written consent of the Representative, the Fund will not offer, sell or register with the Commission, or announce an offering of, any preferred shares of the Fund or any securities convertible into, or exercisable, or exchangeable for, preferred shares of the Fund, within 90 days after the date of the Effective Time, except for the Shares to be sold pursuant to this Underwriting Agreement as described in the Prospectus.

(k)	The Fund will use its commercially reasonable best efforts to cause the Shares to be listed on the NYSE, subject only to official notice of the issuance thereof, and comply with the rules and regulations of such exchange, except where non-compliance would not have a Fund Material Adverse Effect.

(l)	The Fund will direct the investment of the net proceeds of the offering of the Shares in such a manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds” and as to comply with the investment objective and policies of the Fund as described in the Prospectus.

(m)	The Fund will prepare a pricing term sheet containing a description of the Shares, in a form approved by the Underwriters and attached as Schedule B hereto, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule. The Pricing Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.

(n)	The Fund will cooperate with the Representative and use its commercially reasonable efforts to permit the Shares to be eligible for clearance and settlement through the facilities of DTC.

6.	Conditions of the Underwriters’ Obligations. The obligations of the Underwriters to purchase the Shares are subject to the accuracy on the date of this Underwriting Agreement, as of the Applicable Time and as of the Closing Time, as applicable, of the representations and warranties of the Fund, the Investment Adviser and the Sub-Adviser in this Underwriting Agreement, to the accuracy and completeness of all statements made by the Fund, the Investment Adviser or the Sub-Adviser or any of their respective officers in any certificate delivered to the Representative or their counsel pursuant to this Underwriting Agreement, to performance by the Fund, the Investment Adviser and the Sub-Adviser of their respective obligations under this Underwriting Agreement and to the satisfaction (or waiver in writing by the Representative on behalf of the Underwriters) of each of the following additional conditions:

(a)	The Prospectus must have been filed in accordance with Rule 424(b) under the Securities Act.

(b)	No order suspending the effectiveness of the Registration Statement may be in effect and no proceedings for such purpose may be pending before or, to the knowledge of counsel to the Underwriters, threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) must be complied with or waived to the reasonable satisfaction of the Representative.

(c)	The Fund shall have filed with the Commission, in accordance with Section 12 of the Exchange Act, a registration statement on Form 8-A to register, under Section 12(b) of the Exchange Act, the class of securities consisting of the Preferred Shares.

(d)	Since the dates as of which information is given in the Registration Statement, the Preliminary Prospectus and the Prospectus, as of the date of this Underwriting Agreement, (i) there must not have been any change in the Preferred Shares or any adverse change in the liabilities of the Fund except as set forth in or contemplated by the Preliminary Prospectus or the Prospectus; (ii) there must not have been any adverse change in the condition (financial or otherwise), earnings, business affairs, business prospects, management, properties, net assets or results of operations, whether or not arising from transactions in the ordinary course of business, of the Fund, the Investment Adviser or the Sub-Adviser as set forth in or contemplated by the Preliminary Prospectus or the Prospectus; (iii) the Fund must not have sustained any loss or interference with its business from any court or from any legislative or other governmental action, order or decree, whether foreign or domestic, or from any other occurrence not described in the Registration Statement, the Preliminary Prospectus and the Prospectus; and (iv) there must not have occurred any event that makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus or any statement or information omitted in the Registration Statement, the Preliminary Prospectus or the Prospectus that should be reflected therein in order to make the statements or information therein (in the case of the Preliminary Prospectus and the Prospectus, in light of the circumstances under which they were made), not misleading in any material respect; if, in the judgment of the Representative, any such development referred to in clause (i), (ii), (iii), or (iv) of this paragraph (d) is material and adverse so as to make it impracticable or inadvisable to consummate the sale and delivery of the Shares to the public on the terms and in the manner contemplated by the Preliminary Prospectus.

(e)	At the Closing Time, the Shares shall be rated at least “A2” by Moody’s Investors Service, Inc. and since the execution of this Underwriting Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Fund by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(f)	The Representative must have received as of the Closing Time a certificate, dated such date, of the Chief Executive Officer, President, Managing Director or a Vice-President and the Controller, Treasurer, Assistant Treasurer, Chief Financial Officer or Chief Accounting Officer or other senior officer of each of the Fund, the Investment Adviser and the Sub-Adviser certifying (in their capacity as such officers) that (i) the signers have carefully examined the Registration Statement, the Preliminary Prospectus, the Prospectus and this Underwriting Agreement, (ii) the representations of the Fund (with respect to the certificates from such Fund officers), the representations of the Investment Adviser (with respect to the certificates from such officers of the Investment Adviser) and the representations of the Sub-Adviser (with respect to the certificates from such officers of the Sub-Adviser) in this Underwriting Agreement are accurate on and as of the date of the certificate, (iii) there has not been any adverse change resulting in a Fund Material Adverse Effect (with respect to the certificates from such Fund officers) or Adviser Material Adverse Effect (with respect to the certificates from such officers of an Adviser), which change would adversely affect the ability of the Fund, the Investment Adviser or the Sub-Adviser, as the case may be, to fulfill its obligations under this Underwriting Agreement, the Investment Advisory Agreement (with respect to the certificates from such officers of the Investment Adviser) or the Sub-Advisory Agreement (with respect to the certificates from such officers of the Sub-Adviser), whether or not arising from transactions in the ordinary course of business, (iv) with respect to the certificates from such officers of the Fund only, no order suspending the effectiveness of the Registration Statement, prohibiting the sale of any of the Shares or otherwise having a Fund Material Adverse Effect has been issued and, to the knowledge of such officers, no proceedings for any such purpose are pending before or threatened by the Commission or any other regulatory body, whether foreign or domestic, (v) with respect to the certificates from such officers of the Investment Adviser only, no order having an Adviser Material Adverse Effect has been issued and, to the knowledge of such officers, no proceedings for any such purpose are pending before or threatened by the Commission or any other regulatory body, whether foreign or domestic, (vi) with respect to the certificate from such officers of the Sub-Adviser only, no order having an Adviser Material Adverse Effect has been issued and, to the knowledge of such officers, no proceedings for any such purpose are pending before or, threatened by the Commission or any other regulatory body, whether foreign or domestic and (vii) each of the Fund (with respect to the certificates from such Fund officers), the Investment Adviser (with respect to the certificates from such officers of the Investment Adviser) and the Sub-Adviser (with respect to the certificates from such officers of the Sub-Adviser) has performed all of its respective agreements that this Underwriting Agreement requires it to perform by the Closing Time (to the extent not waived in writing by the Representative).

(g)	The Representative must have received as of the Closing Time the opinions dated as of the date thereof from:

(i)            Dechert LLP, counsel for the Fund, substantially as set forth in Schedule C hereto. In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Fund and public officials.

(ii)           Dechert LLP, counsel for the Investment Adviser, substantially as set forth in Schedule D hereto. In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Investment Adviser and public officials.

(iii)          Dentons UK and Middle East LLP, special Scotland counsel for the Investment Adviser, substantially as set forth in Schedule E hereto. In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Investment Adviser and public officials.

(iv)          Dechert LLP, counsel for the Sub-Adviser, substantially as set forth in Schedule F hereto. In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Sub-Adviser and public officials.

(h)	The Representative must have received as of the Closing Time from Skadden, Arps, Slate, Meagher & Flom LLP an opinion dated as of the date thereof with respect to the Fund, the Shares, the Registration Statement and the Prospectus and this Underwriting Agreement in a form reasonably satisfactory in all respects to the Representative. The Fund and the Investment Adviser must have furnished to such counsel such documents as counsel may reasonably request for the purpose of enabling them to render such opinion.

(i)	The Representative must have received on the date of this Underwriting Agreement a signed letter from KPMG LLP, dated such date, and in form and substance satisfactory to the Representative containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial information of the Fund contained in the Registration Statement, the Preliminary Prospectus or the Prospectus. The Representative also must have received from KPMG LLP a letter, as of the Closing Time, dated as of the date thereof, in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the earlier letter, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

All opinions, letters, reports, evidence and certificates mentioned above or elsewhere in this Underwriting Agreement will comply only if they are in form and scope reasonably satisfactory to counsel for the Underwriters; provided that any such documents, forms of which are annexed hereto, shall be deemed satisfactory to such counsel if substantially in such form.

7.	Termination. This Underwriting Agreement may be terminated by the Representative by notifying the Fund and the Investment Adviser at any time:

(a)	as of or before the Closing Time if, in the sole judgment of the Representative, payment for and delivery of any Shares is rendered impracticable or inadvisable because (i) trading in the equity securities of the Fund is suspended by the Commission or by the principal exchange that lists the Shares, (ii) trading in securities generally on the NYSE, NYSE American or the NASDAQ Stock Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange or over-the-counter market, (iii) additional material governmental restrictions, not in force on the date of this Underwriting Agreement, have been imposed upon trading in securities or trading has been suspended on any U.S. securities exchange, (iv) a general banking moratorium has been established by U.S. federal or New York State authorities or (v) if there has occurred (A) any material adverse change in the financial or securities markets in the United States or the international financial markets, (B) any material adverse change in the political, financial or economic conditions in the United States, (C) any outbreak of hostilities or escalation thereof or other calamity, terrorist activity, crises or any change or development involving a prospective change in national or international political, financial or economic conditions or (D) or declaration by the United States of a national emergency or war or other calamity shall have occurred the effect of any of which is such as to make it, in the sole judgment of the Representative, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus; or

(b)	as of or before the Closing Time, if any of the conditions specified in Section 6 with respect to the Closing Time have not been fulfilled when and as required by this Underwriting Agreement, and the Representative shall have given the Fund and the Advisers notice thereof and a reasonable opportunity to fulfill such condition.

8.	Substitution of Underwriters. If one or more of the Underwriters fails (other than for a reason sufficient to justify the termination of this Underwriting Agreement) to purchase as of the Closing Time the Shares agreed to be purchased as of the Closing Time by such Underwriter or Underwriters, the Representative may find one or more substitute underwriters to purchase such Shares or make such other arrangements as the Representative deems advisable, or one or more of the remaining Underwriters may agree to purchase such Shares in such proportions as may be approved by the Representative, in each case upon the terms set forth in this Underwriting Agreement. If no such arrangements have been made within 36 hours after the date of the Closing Time, and

(a)	the number of Shares to be purchased by the defaulting Underwriters as of the Closing Time does not exceed 10% of the Shares that the Underwriters are obligated to purchase as of the Closing Time, each of the nondefaulting Underwriters will be obligated to purchase such Shares on the terms set forth in this Underwriting Agreement in proportion to their respective obligations under this Underwriting Agreement, or

(b)	the number of Shares to be purchased by the defaulting Underwriters as of the Closing Time exceeds 10% of the Shares to be purchased by all the Underwriters as of the Closing Time, the Fund will be entitled to an additional period of 24 hours within which to find one or more substitute underwriters reasonably satisfactory to the Representative to purchase such Shares on the terms set forth in this Underwriting Agreement.

Upon the occurrence of the circumstances described in the foregoing paragraph (b), either the Representative or the Fund will have the right to postpone the date of the Closing Time for not more than five business days in order that necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus) may be effected by the Representative and the Fund. If the number of Shares to be purchased as of the Closing Time by such defaulting Underwriter or Underwriters exceeds 10% of the Shares that the Underwriters are obligated to purchase as of the Closing Time, and none of the nondefaulting Underwriters or the Fund makes arrangements pursuant to this Section 8 within the period stated for the purchase of the Shares that the defaulting Underwriters agreed to purchase, this Underwriting Agreement will terminate without liability on the part of any nondefaulting Underwriter, the Fund or the Investment Adviser or the Sub-Adviser except as provided in Sections 5(i) and 9 hereof. Any action taken under this Section will not affect the liability of any defaulting Underwriter to the Fund, the Investment Adviser or the Sub-Adviser or to any nondefaulting Underwriters arising out of such default. A substitute underwriter will become an Underwriter for all purposes of this Underwriting Agreement.

9.	Indemnity and Contribution.

(a)	Each of the Fund, the Investment Adviser and the Sub-Adviser, jointly and severally, agrees to indemnify, defend and hold harmless each Underwriter, its partners, the directors, members, managers, officers, employees, agents and affiliates and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim (i) arises out of or is based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Fund) or arises out of or is based upon an omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) arises out of or is based upon an untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus, any Road Show Material, the Issuer Free Writing Prospectus, the Prospectus, any Sales Material (as any of the foregoing may be amended or supplemented) or arises out of or is based upon an omission or alleged omission to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; except with respect to either of the foregoing clause (i) and (ii) insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriters furnished in writing by or on behalf of any Underwriter through the Representative to the Fund expressly for use with reference to any Underwriter in such Registration Statement or in such Preliminary Prospectus, Issuer Free Writing Prospectus or Prospectus (as amended or supplemented) as set forth in Section 9(f) hereof or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or in such Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus or necessary to make such information (with respect to such Preliminary Prospectus, Issuer Free Writing Prospectus and the Prospectus, in light of the circumstances under which they were made), not misleading.

If any action, suit or proceeding (together, a “Proceeding”) is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Fund, the Investment Adviser or the Sub-Adviser pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Fund, the Investment Adviser or the Sub-Adviser, as the case may be, in writing of the institution of such Proceeding and the Fund, the Investment Adviser or the Sub-Adviser shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all reasonable fees and expenses; provided, however, that the omission to so notify the Fund, the Investment Adviser or the Sub-Adviser shall not relieve the Fund, the Investment Adviser or the Sub-Adviser from any liability which the Fund, the Investment Adviser or the Sub-Adviser may have to any Underwriter or any such person or otherwise. Such Underwriter or such person shall have the right to employ additional counsel in any such case, but the reasonable fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Fund, the Investment Adviser or the Sub-Adviser, as the case may be, in connection with the defense of such Proceeding or the Fund, the Investment Adviser or the Sub-Adviser shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them, which are different from, additional to or in conflict with those available to the Fund, the Investment Adviser or the Sub-Adviser (in which case the Fund, the Investment Adviser or the Sub-Adviser shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses shall be borne by the Fund, the Investment Adviser or the Sub-Adviser and paid as incurred in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding. It is understood that in no event shall the Fund, the Investment Adviser and the Sub-Adviser, as the case may be, be liable for the fees and expense of more than one counsel (in addition to any local counsel) separate from their own counsel for such Underwriter or such person, treating all Underwriters and such persons as a single group, in respect of any such Proceeding or series of related Proceedings in the same jurisdiction. Neither the Fund, the Investment Adviser nor the Sub-Adviser shall be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Fund, the Investment Adviser or the Sub-Adviser, the Fund, the Investment Adviser or the Sub-Adviser, as the case may be, agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(b)	Each Underwriter severally agrees to indemnify, defend and hold harmless the Fund, the Investment Adviser and the Sub-Adviser, and each of their respective shareholders, partners, managers, members, trustees, directors and officers, and any person who controls the Fund, the Investment Adviser or the Sub-Adviser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation), which, jointly or severally, the Fund, the Investment Adviser, the Sub-Adviser or any such person may incur under the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon an untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriters furnished in writing by or on behalf of any Underwriter to the Fund, the Investment Adviser or the Sub-Adviser expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Fund) or in any Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus as set forth in Section 9(f) hereof, or arises out of or is based upon an omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus or necessary to make such information (with respect to such Preliminary Prospectus, Issuer Free Writing Prospectus and the Prospectus, in light of the circumstances under which they were made), not misleading.

If any Proceeding is brought against the Fund, the Investment Adviser, the Sub-Adviser or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Fund, the Investment Adviser or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all reasonable fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Fund, the Investment Adviser, the Sub-Adviser or any such person or otherwise. The Fund, the Investment Adviser, the Sub-Adviser or such person shall have the right to employ additional counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Fund, the Investment Adviser, the Sub-Adviser or such person, as the case may be, unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them, which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel in connection with the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred. Neither the Fund, the Investment Adviser nor the Sub-Adviser shall be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Fund, the Investment Adviser or the Sub-Adviser or, the Fund, the Investment Adviser or Sub-Adviser, as the case may be, agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(c)	If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund, the Investment Adviser and the Sub-Adviser on the one hand and the Underwriters on the other hand from the offering of the Shares pursuant to this Underwriting Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund, the Investment Adviser and the Sub-Adviser on the one hand and of the Underwriters on the other in connection with the statements or omissions, which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Fund, the Investment Adviser and the Sub-Adviser on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Fund and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Fund, the Investment Adviser and the Sub-Adviser on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Fund, the Investment Adviser or Sub-Adviser or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(d)	The Fund, the Investment Adviser, the Sub-Adviser and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the total underwriting discounts and commissions received by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(e)	The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Fund contained in this Underwriting Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, the directors, members, managers, officers, employees, agents and affiliates or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Fund, the Investment Adviser, the Sub-Adviser, its shareholders, partners, advisers, members, trustees, directors or officers or any person who controls the Fund, the Investment Adviser or the Sub-Adviser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Underwriting Agreement or the issuance and delivery of the Shares. The Fund, the Investment Adviser, the Sub-Adviser and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Fund or the Investment Adviser, against any of the Fund’s trustees, directors or officers, or any of the Investment Adviser’s or the Sub-Adviser’s shareholders, partners, managers, members, trustees, directors or officers in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or Prospectus.

(f)	The Fund, the Investment Adviser and Sub-Adviser each acknowledge that the statements in the Prospectus with respect to the names and addresses of the Underwriters and number of Preferred Shares allocated for purchase by such Underwriters, the selling concessions and reallowances of selling concessions, the statements regarding stabilization, penalty bids and syndicate short selling, and the statements regarding electronic delivery of prospectuses, all as described under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus, constitute the only information furnished in writing by or on behalf of any Underwriter through the Representative to the Fund expressly for inclusion in the Registration Statement or in any Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus (as amended or supplemented). The Underwriters severally confirm that these statements are correct in all material respects and were so furnished by or on behalf of each of the Underwriters severally for use in the Preliminary Prospectus and the Prospectus.

(g)	Notwithstanding any other provisions in this Section 9, no party shall be entitled to indemnification or contribution under this Underwriting Agreement against any loss, claim, liability, expense or damage arising by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of its duties in the performance of its duties hereunder. The parties hereto acknowledge that the foregoing provision shall be applicable solely as to matters arising under Section 17(i) of the Investment Company Act, and shall not be construed to impose any duties or obligations upon any such parties under this Underwriting Agreement other than as specifically set forth herein (it being understood that the Underwriters have no duty hereunder to the Fund to perform any due diligence investigation).

10.	No Fiduciary Relationship. The Fund and the Advisers hereby acknowledge and agree that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Shares contemplated by this Underwriting Agreement. The Fund and the Advisers further acknowledge and agree that the Underwriters are acting pursuant to a contractual relationship created solely by this Underwriting Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Fund, its management, shareholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of such purchase and sale of the Fund’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Fund or the Advisers, either in connection with the transactions contemplated by this Underwriting Agreement or any matters leading up to such transactions, and the Fund and the Advisers hereby confirm their understanding and agreement to that effect. The Fund, the Advisers and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Fund or the Advisers regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Fund’s securities, do not constitute advice or recommendations to the Fund or the Advisers. The Fund, the Advisers and the Underwriters agree that each Underwriter is acting solely as principal and is not the agent or fiduciary of the Fund or the Advisers in connection with the transactions contemplated by this Underwriting Agreement and no Underwriter has assumed, and no Underwriter will assume, any advisory or fiduciary responsibility in favor of the Fund or the Advisers with respect to the transactions contemplated by this Underwriting Agreement or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Fund or the Advisers on other matters). The Fund and the Advisers acknowledge and agree that the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Underwriting Agreement and each of the Fund and Investment Adviser have consulted its own respective legal, accounting, regulatory, and tax advisors to the extent it deemed appropriate. Each of the Fund and the Advisers hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Underwriters with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Fund or the Advisers in connection with the transactions contemplated by this Underwriting Agreement or any matters leading up to such transactions.

11.	Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention: Fixed Income Syndicate (fax: (203) 719-0495); and if to the Fund or the Advisers, shall be sufficient in all respects if delivered or sent to the Fund or the Advisers, as the case may be, at the offices of the Fund or the Advisers at 1900 Market Street, Suite 200, Philadelphia, PA 19103, Attention: US Legal.

12.	Governing Law; Construction. This Underwriting Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Underwriting Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Underwriting Agreement have been inserted as a matter of convenience of reference and are not a part of this Underwriting Agreement.

13.	Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Fund and the Underwriters each consent to the jurisdiction of such courts and personal service with respect thereto. Each of the Underwriters, the Fund (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Investment Adviser (on its behalf, and to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Sub-Adviser (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Underwriting Agreement. Each of the Fund, the Investment Adviser and Sub-Adviser agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Fund, the Investment Adviser and the Sub-Adviser, as the case may be, and may be enforced in any other courts in the jurisdiction of which the Fund, the Investment Adviser or the Sub-Adviser, as the case may be, is or may be subject, by suit upon such judgment.

14.	Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Fund, the Investment Adviser and the Sub-Adviser and to the extent provided in Section 9 hereof the controlling persons, shareholders, partners, members, trustees, managers, directors, officers, employees, agents and affiliates referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser of Shares from any of the Underwriters, in such capacity as purchaser) shall acquire or have any right under or by virtue of this Underwriting Agreement.

15.	Counterparts. This Underwriting Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

16.	Successors and Assigns. This Underwriting Agreement shall be binding upon the Underwriters, the Fund, the Investment Adviser and the Sub-Adviser and any successor or assign of any substantial portion of the Fund’s, the Investment Adviser’s, the Sub-Adviser’s or any of the Underwriters’ respective businesses and/or assets, as the case may be.

17.	Recognition of the U.S. Special Resolution Regimes.

(a)	In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Underwriting Agreement, and any interest and obligation in or under this Underwriting Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Underwriting Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)	In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Underwriting Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Underwriting Agreement were governed by the laws of the United States or a state of the United States.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)            a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)           a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)          a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing correctly sets forth the understanding among the Fund, the Investment Adviser, the Sub-Adviser and the Underwriters, please so indicate in the space provided below, whereupon this letter and your acceptance shall constitute a binding agreement among the Fund, the Investment Adviser, the Sub-Adviser and the Underwriters, severally.

Very truly yours,

ABERDEEN INCOME CREDIT STRATEGIES FUND

/s/ Lucia Sitar
By:	Lucia Sitar
Title:	Vice President

ABERDEEN ASSET MANAGERS LIMITED

/s/ Fiona J. McGowan
By:	Fiona J McGowan
Title:	Authorized Signatory

ABERDEEN STANDARD INVESTMENTS INC.

/s/ Lucia Sitar
By:	Lucia Sitar
Title:	Vice President

Accepted and agreed to as of the date
first above written, on behalf of
themselves and the other several
Underwriters named in Schedule A

UBS SECURITIES LLC

/s/ Saawan Pathange
By: Saawan Pathange
Title: Managing Director

/s/ John Sciales
By: John Sciales
Title: Associate Director

SCHEDULE A

Underwriters	Number of Shares
UBS Securities LLC	1,600,000
Total	1,600,000

Schedule A-1

SCHEDULE B

Filed Pursuant to Rule 433

Issuer Free Writing Prospectus dated May 3, 2021

Relating to Preliminary Prospectus Supplement dated April 28, 2021 and

Prospectus dated April 27, 2021

Registration No. 333-253698

Aberdeen Income Credit Strategies Fund

$40,000,000

5.250% Series A Perpetual Preferred Shares

Pricing Term Sheet

May 3, 2021

The following sets forth the final terms of the 5.250% Series A Perpetual Preferred Shares, par value $0.001 per share (the “Preferred Shares”) and should only be read together with the preliminary prospectus supplement dated April 28, 2021, together with the accompanying prospectus dated April 27, 2021, relating to the Preferred Shares (the “Preliminary Prospectus”), and supersedes the information in the Preliminary Prospectus to the extent inconsistent with the information in the Preliminary Prospectus. In all other respects, this pricing term sheet is qualified in its entirety by reference to the Preliminary Prospectus. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus. All references to dollar amounts are references to U.S. dollars.

Issuer:	Aberdeen Income Credit Strategies Fund (the “Fund”)

Securities:	Perpetual

Type of Security:	Fixed-rate cumulative preferred stock

Title of the Securities:	5.250% Series A Perpetual Preferred Shares of Beneficial Interest, par value $0.001 per share

Liquidation Preference:	$25.00 per share

Rating:*	A2

Initial Aggregate Principal Amount Being Offered:	$40,000,000

Number of Preferred Shares:	1,600,000

Initial Public Offering Price:	100% of aggregate principal amount ($25 per Preferred Share)

Schedule B-1

Listing:	The Fund has applied to list the Preferred Shares on the New York Stock Exchange (“NYSE”). If the application is approved, the Preferred Shares are expected to commence trading on the NYSE under the symbol “ACP.P” within thirty days of the date of issuance.

Underwriting Discount:	$0.7875 per share (or $1,260,000 total)

Net Proceeds to the Issuer, before Expenses:	$38,740,000

Trade Date:	May 3, 2021

Settlement Date:	May 10, 2021

Dividend Rate:	5.250% (cumulative from May 10, 2021)

Dividend Payment Dates:	Every March 31, June 30, September 30 and December 31 (or, in each case, if such date is not a business day, the next succeeding business day) (each, a “Dividend Payment Date”), commencing on June 30, 2021.

Dividend Periods:	The first period for which dividends on the Preferred Shares will be calculated (each period, a “Dividend Period”) will commence upon the closing of the offering and each subsequent Dividend Period will be the period from and including a Dividend Payment Date to, but excluding, the next Dividend Payment Date.

Optional Redemption:	On or after June 30, 2026, the Fund may redeem in whole or from time to time in part outstanding Preferred Shares at a redemption price per share equal to the $25.00 per share liquidation preference plus an amount equal to all unpaid dividends and distributions accumulated through the date fixed for redemption (whether or not earned or declared by the Fund, but excluding interest thereon).

CUSIP / ISIN:	003057 205 / US0030572053

Underwriter:	UBS Securities LLC

*	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Schedule B-2

This pricing term sheet and the Preliminary Prospectus are not offers to sell or the solicitation of offers to buy, nor will there be any sale of the Preferred Shares referred to in this pricing term sheet, in any jurisdiction where such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such jurisdiction.

Investors are advised to carefully consider the investment objective, risks and charges and expenses of the Fund before investing. The Preliminary Prospectus, which has been filed with the Securities and Exchange Commission (the “SEC”), contain a description of these matters and other important information about the Fund and should be read carefully before investing.

The Fund has filed a registration statement (including a prospectus) with the SEC and related prospectus supplement for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement, and other documents the Fund has filed with the SEC for more complete information about the Fund and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Fund or the underwriter participating in the offering will arrange to send you the prospectus or prospectus supplement if you request it by calling UBS Securities LLC toll-free at 1-888-827-7275.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

Schedule B-3

SCHEDULE C

FORM OF OPINION OF

DECHERT LLP, Counsel for the Fund

UBS Securities LLC

As Representative of the several Underwriters listed on Schedule A

c/o UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Re:	Aberdeen Income Credit Strategies Fund

Offering of [•]% Series A Perpetual Preferred Shares

Ladies and Gentlemen:

We have acted as counsel to Aberdeen Income Credit Strategies Fund, a Delaware statutory trust (the “Fund”), in connection with the issuance and sale by the Fund of [•] shares of [•]% Series A Perpetual Preferred Shares, par value $0.001 per share (the “Preferred Shares”), of the Fund pursuant to an underwriting agreement dated April [•], 2021 (the “Underwriting Agreement”), by and among (i) the Fund, (ii) Aberdeen Asset Managers Limited, a Scottish corporation (the “Investment Adviser”), (iii) Aberdeen Standard Investments Inc., a Delaware corporation (the “Sub-Adviser”) and you as the representative of the several Underwriters listed in Schedule A to the Underwriting Agreement (collectively, the “Underwriters”). This opinion is given pursuant to Section 6(g)(i) of the Underwriting Agreement. Except as otherwise indicated, capitalized terms used in this letter have the meanings given to them in the Underwriting Agreement

As to matters of fact relating to our opinions, we have relied upon written representations of the parties in the Documents (as defined below), written representations made by the Fund, and written representations of officers and other representatives of the Fund, and we have examined originals, or certified copies or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”), without independent verification of the accuracy of such representations or of the information contained in the Documents.

1.	The notification of registration on Form N-8A (File No. 811-22485) of the Fund filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Investment Company Act of 1940, as amended (the “1940 Act”), on October 19, 2010;

2.	The registration statement on Form N-2 filed by the Fund with the Commission under the Securities Act of 1933, as amended (the “1933 Act”), and the 1940 Act (1933 Act File No. 333-253698 and 1940 Act File No. 811-22485); the registration statement, as amended at the time when it became effective, including the information deemed to be part thereof at the time of effectiveness pursuant to Rule 430B under the 1933 Act, being hereinafter referred to as the “Registration Statement”;

3.	The registration statement on Form 8-A (File No. [•]) of the Fund filed with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on [•], 2021;

Schedule C-1

4.	The prospectus, dated [•], 2021, in the form it was filed with the Commission on [•], 2021, pursuant to Rule 424(b) promulgated under the 1933 Act, including the Statement of Additional Information, dated [•], 2021, included in such filing (the “Base Prospectus”);

5.	The preliminary prospectus supplement, dated [•], 2021, in the form it was filed with the Commission on [•], 2021, pursuant to Rule 424(b) promulgated under the 1933 Act (the “Preliminary Prospectus Supplement” and, together with the Base Prospectus, the “Preliminary Prospectus”);

6.	The Issuer Free Writing Prospectus set forth on Schedule B of the Underwriting Agreement (together with the Preliminary Prospectus, the “Disclosure Package”);

7.	The final prospectus supplement, dated [•], 2021, in the form it was filed with the Commission on [•], 2021, pursuant to Rule 424(b) promulgated under the 1933 Act (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”);

8.	An executed copy of the officer’s certificate of [•], [•] of the Fund, dated the date hereof (the “Officer’s Certificate”);

9.	An executed copy of the secretary’s certificate of [•], Secretary of the Fund, dated the date hereof (the “Secretary’s Certificate”);

10.	A certificate from the Secretary of State of the State of Delaware as to the existence and good standing of the Fund, as of a recent date (the “Delaware Certificate”);

11.	The Amended and Restated Agreement and Declaration of Trust of the Fund (as amended, the “Declaration of Trust”), including the statement of preferences relating to the Preferred Shares (as amended, the “Statement of Preferences”), certified pursuant to the Secretary’s Certificate;

12.	The bylaws of the Fund (the “Bylaws” and, together with the Declaration of Trust, the “Organizational Documents”), certified pursuant to the Secretary’s Certificate;

13.	Copies of certain resolutions of the Board of Trustees of the Fund (the “Board of Trustees”), adopted on [•], 2021 and [•], 2021 certified pursuant to the Secretary’s Certificate; and

14.	An executed copy of the Underwriting Agreement;

15.	An executed copy of the investment advisory agreement dated December 1, 2017, by and between the Fund and the Investment Adviser (the “Advisory Agreement”);

16.	An executed copy of the investment sub-advisory agreement dated December 1, 2017, by and among the Fund, the Investment Adviser and the Sub-Adviser (the “Sub-Advisory Agreement,” and together with the Underwriting Agreement and the Advisory Agreement, the “Transaction Documents”); and

17.	An executed copy of the Expense Limitation Letter Agreement dated as of April 26, 2021, by and between the Investment Adviser and the Fund (the “Expense Limitation Agreement”).

In addition, we have examined originals or copies of such other corporate records of the Fund, the Investment Adviser and the Sub-Adviser, certificates of public officials and officers of such persons and agreements and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed below.

In our examination, we have assumed the genuineness of all signatures, the legal capacity and competence of all natural persons, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have further assumed that there has been no oral modification of, or amendment or supplement (including any express or implied waiver however arising) to, the Underwriting Agreement or any other instrument or document used by us to form the basis of the opinions expressed herein. Representatives of this firm also attended meetings of the board of directors of the Fund at which certain actions were taken. In addition, we have assumed that (i) all natural persons who are signatories to the Underwriting Agreement have the legal capacity to enter into and perform their respective obligations under the Underwriting Agreement, (ii) each of the parties thereto (other than the Fund) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (iii) each of the parties thereto (other than the Fund) has the legal power and authority to enter into and perform all of its respective obligations under the Underwriting Agreement, (iv) the Underwriting Agreement has been duly authorized, executed and delivered by each of the parties thereto (other than the Fund) and (v) the Underwriting Agreement is the legal, valid and binding obligation of each party thereto (other than the Fund), enforceable against such persons in accordance with its terms. We further assume after due inquiry that (a) there has been no mutual mistake of fact or misunderstanding or fraud, duress or undue influence in connection with the negotiation, delivery and execution of the Underwriting Agreement and (b) there are and have been no agreements or understandings among parties, written or oral, and there is and has been no usage of trade or course of prior dealing among the parties that would, in either case, vary, supplement or qualify the terms of the Underwriting Agreement.

Schedule C-2

When an opinion set forth below refers to “our knowledge” or any similar expressions as used herein, it is limited to the actual knowledge of the attorneys of this firm who have rendered substantive legal services to the Fund in connection with the transactions contemplated by the Underwriting Agreement and our attorneys who have principal responsibility for representing the Fund on other matters in areas relevant to the opinions being rendered, which knowledge has been obtained by such attorneys in such capacity. Except to the extent expressly set forth in this letter, we have not undertaken any independent investigation to determine the existence or absence of those facts, and no inference as to the knowledge of the existence or absence of those facts should be drawn from our representation of the Fund. Without limiting the generality of the foregoing, it is expressly understood that no opinion is expressed with regard to: (a) the financial ability of the Investment Advisor to meet its obligations under the Advisory Agreement or the Sub-Advisory Agreement; (b) the financial ability of the Sub-Adviser to meet its obligations under the Sub-Advisory Agreement; (c) the truthfulness or accuracy of any applications, reports, plans, documents or financial statements furnished to the Underwriters by (or on behalf of) the Fund in connection with the Underwriting Agreement, the Registration Statement, the Preliminary Prospectus or the Prospectus; or (d) the truthfulness or accuracy of any representations or warranties made by the Fund in the Underwriting Agreement, the Registration Statement, the Preliminary Prospectus, the Prospectus or other documents described herein, which are not the subject of any of the opinions stated herein. Other than as set forth herein, we have not undertaken, for purposes of this opinion, any independent investigation to determine the existence or the absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Fund. Moreover, we have not searched the dockets of any court, administrative body, agency or other filing office in any jurisdiction.

We received telephonic confirmation from the staff at the Commission that the Registration Statement most recently became effective under the Securities Act on April 27, 2021.

Based upon and subject to the foregoing and such examination of law as we have deemed necessary and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

i.	Based solely on our review of the Delaware Certificate, the Fund is in good standing and has a valid existence under the Delaware Statutory Trust Act (“DSTA”).

ii.	The Fund has the power and authority under the Declaration of Trust to operate as and carry on the business of an investment company, and exercise all the powers necessary and appropriate to the conduct of such operations, in each case as described in the Preliminary Prospectus and the Prospectus;

iii.	The Fund has the statutory trust power and authority under the DSTA to execute and deliver the Underwriting Agreement and to consummate the issuance and sale of the Preferred Shares.

Schedule C-3

iv.	The Fund is registered with the Commission under the 1940 Act as a diversified, closed-end management investment company.

v.	To our knowledge, the Fund Agreements are in full force and effect and, to our knowledge, neither the Fund nor any other party to any such agreement is in default thereunder, and to our knowledge, no event has occurred which with the passage of time or the giving of notice or both would constitute a default thereunder.

vi.	The Underwriting Agreement has been duly authorized, executed and delivered by all requisite action on the part of the Fund under the DSTA.

vii.	Each of the Advisory Agreement, Sub-Advisory Agreement and Expense Limitation Agreement is a valid and binding obligation of the Fund, enforceable against the Fund, in accordance with its terms.

viii.	Each of the Underwriting Agreement, Advisory Agreement, Sub-Advisory Agreement and Expense Limitation Agreement complies in all material respects with the applicable provisions of the laws of the State of New York, the 1940 Act, the general rules and regulations adopted under the 1940 Act, the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and the rules and regulations adopted under the Advisers Act.

ix.	The execution and delivery by the Fund of, and the performance by the Fund of its obligations under, the Underwriting Agreement, and the issuance and sale by the Fund of the Preferred Shares as contemplated by the Underwriting Agreement will not conflict with the Organizational Documents. The performance by the Fund of its obligations under Advisory Agreement and Sub-Advisory Agreement will not conflict with the Organizational Documents.

x.	The execution and delivery by the Fund of, and the performance by the Fund of its obligations under, the Underwriting Agreement, and the issuance and sale by the Fund of the Preferred Shares as contemplated by the Underwriting Agreement, (i) will not contravene: (a) any provision of the laws of the State of New York, the DSTA or any federal law of the United States of America that in our experience is normally applicable to Delaware statutory trust of the same type as the Fund in relation to transactions of the type contemplated by the Transaction Agreements, provided that we express no opinion as to federal, state or foreign securities or Blue Sky laws (other than the 1940 Act); (b) any agreement or other instrument binding upon the Fund that is filed or incorporated by reference as an exhibit to the Registration Statement; or (c) to our knowledge, any judgment, injunction, order or decree binding upon the Fund, and (ii) will not cause the creation of any security interest or lien upon any of the property of the Fund. The performance by the Fund of its obligations under Advisory Agreement and Sub-Advisory Agreement (i) will not contravene: (a) any provision of the laws of the State of New York, the DSTA or any federal law of the United States of America that in our experience is normally applicable to Delaware statutory trust of the same type as the Fund in relation to transactions of the type contemplated by the Transaction Agreements, provided that we express no opinion as to federal, state or foreign securities or Blue Sky laws (other than the 1940 Act); (b) any agreement or other instrument binding upon the Fund that is filed or incorporated by reference as an exhibit to the Registration Statement; or (c) to our knowledge, any judgment, injunction, order or decree binding upon the Fund, and (ii) will not cause the creation of any security interest or lien upon any of the property of the Fund.

Schedule C-4

xi.	No consent, approval, authorization, or order of, or qualification with, any governmental body, agency or, to our knowledge, court, under the laws of the State of New York, the DSTA or any federal law of the United States of America that in our experience is normally applicable to Delaware statutory trusts of the same type as the Fund in relation to transactions of the type contemplated by the Transaction Agreements is required for the performance by the Fund of its obligations under the Underwriting Agreement, except for: (a) the registration of the Preferred Shares and of the offering of the Preferred Shares under the 1933 Act pursuant to the Registration Statement, under the Exchange Act and under the 1940 Act; (b) such as may be required under state or foreign securities or Blue Sky laws as to which we express no opinion and (c) such other approvals as have been obtained. No consent, approval, authorization, or order of, or qualification with, any governmental body, agency or, to our knowledge, court, under the laws of the State of New York, the DSTA or any federal law of the United States of America that in our experience is normally applicable to Delaware statutory trusts of the same type as the Fund in relation to transactions of the type contemplated by the Transaction Agreements is required for the enforceability of the Advisory Agreement or Sub-Advisory Agreement against the Fund, except for: (a) such as may be required under state or foreign securities or Blue Sky laws as to which we express no opinion and (b) such other approvals as have been obtained.

xii.	The provisions of the Organizational Documents do not violate the 1940 Act and the applicable rules and regulations under the 1940 Act.

xiii.	The Fund has authority to issue an unlimited number of preferred shares of beneficial interest in accordance with the provisions set forth in the Declaration of Trust. The Preferred Shares have been duly authorized by all requisite action on the part of the Fund under the DSTA and, when duly registered in the share record books of the Fund and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued and fully paid and nonassessable, and free and clear of any preemptive rights or any similar rights arising under the DSTA or the Organizational Documents.

xiv.	The statements in the Preliminary Prospectus under the captions, “Description of the Preferred Shares”, “Special Characteristics and Risks of the Preferred Shares—Dividends,” “Special Characteristics and Risks of the Preferred Shares—Redemption,” “Special Characteristics and Risks of the Preferred Shares—Voting Rights,” “Special Characteristics and Risks of the Preferred Shares—Rating Agency Guidelines,” “Special Characteristics and Risks of the Preferred Shares—Liquidation,” and “Description of Securities” insofar as such statements purport to summarize certain provisions of the Organizational Documents, 1940 Act or the DSTA fairly summarize such provisions in all material respects. The statements in the Prospectus under the captions, “Tax Matters,” insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, in our opinion fairly and accurately summarize the matters referred thereto in all material respects.

The opinions stated herein are subject to the following qualifications:

i.	The opinions expressed herein are limited by principles of equity (regardless of whether considered in a proceeding in equity or at law) that may limit the availability of certain rights and remedies and do not reflect the effect of bankruptcy (including preferences), insolvency, fraudulent conveyance, receivership, reorganization, moratorium and other laws or decisions relating to or affecting debtors’ obligations or creditors’ rights generally and, as to rights of indemnification and contribution, by principles of public policy. The opinions expressed above also do not reflect the effect of laws and equitable doctrines (including requirements that the parties to agreements act reasonably and in good faith and, with respect to collateral, in a commercially reasonable manner, and give reasonable notice prior to exercising rights and remedies) or the effect of the exercise of discretion of the court before which any proceeding may be brought.

Schedule C-5

ii.	Without limiting the generality of the foregoing, we express no opinion with respect to: (1) provisions in the Underwriting Agreement that provide that certain rights or obligations are absolute or unconditional; (2) provisions that restrict access to or waive legal or equitable remedies or access to courts; (3) provisions that affect or confer jurisdiction or purport to bind the Fund to the exclusive jurisdiction of any particular court or courts; (4) any provision of the Underwriting Agreement that may be construed as a forfeiture or penalty; or (5) any provision of the Underwriting Agreement that purports to provide that the terms thereof may not be varied or waived except in writing or that the express terms thereof supersede any inconsistent course of performance and/or usage of the trade.

iii.	Except to the extent expressly stated herein, we do not express any opinion as to (a) the compliance or non-compliance of any party (other than the Fund) to any of the Transaction Agreements with any state, federal or other laws or regulations applicable to such party or (b) the legal or regulatory status or the nature of the business of such party.

iv.	Except to the extent expressly stated herein with respect to the Fund, we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates.

v.	Except with respect to the 1940 Act and the rules and regulations under the 1940 Act, to the extent referred to in paragraphs (xii) and (xiv) above, we do not express any opinion with respect to any securities, antifraud, consumer credit, debt collection, privacy, derivatives or commodities laws, rules or regulations or Regulations T, U or X of the Board of Governors of the Federal Reserve System or laws, rules or regulations relating to national security.

vi.	Except to the extent expressly stated in the opinions contained herein, the opinions stated herein are limited to the agreements and documents specifically identified in the opinions contained herein without regard to any agreement or other document referenced in such agreement or document (including agreements or other documents incorporated by reference or attached or annexed thereto).

vii.	We do not express any opinion whether the execution or delivery of the Underwriting Agreement by the Fund, or the performance by the Fund of its obligations under any Transaction Agreement, including the issuance and sale of the Preferred Shares, will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Fund.

viii.	We do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering the statute of limitations.

Schedule C-6

ix.	We do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement purporting to prohibit, restrict or condition the assignment of rights under such Transaction Agreement to the extent that such prohibition, restriction or condition on assignability is ineffective pursuant to the Uniform Commercial Code.

x.	We have assumed that all conditions precedent contained in Section [6] of the Underwriting Agreement, which conditions require the delivery of documents, evidence or other items satisfactory in form, scope and/or substance to the Underwriters or the satisfaction of which is otherwise in the discretion or control of the Underwriters, have been, or contemporaneously with the delivery hereof will be, fully satisfied or waived.

xi.	We do not express any opinion with respect to the enforceability of any provision of any Transaction Agreement to the extent that such provision purports to bind the Fund to the exclusive jurisdiction of any particular court or courts.

xii.	Irrespective of the agreement of the parties to any Transaction Agreement concerning personal jurisdiction over them, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes. In addition, we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Agreement.

xiii.	We do not express any opinion with respect to the enforceability of any provision contained in the Transaction Agreements with respect to the choice of law or choice of forum of the parties to the Transaction Agreements.

xiv.	We do not express any opinion with respect to any of the fees paid or payable pursuant to any of the Transaction Agreements.

xv.	We do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement granting any person any right to set off or apply any deposit, property or indebtedness except to the extent that the debt between the Fund and such person is a mutual debt.

xvi.	We do not express any opinion with respect to any of Section [13] of the Underwriting Agreement to the extent that such section provides for a waiver of trial by jury.

xvii.	Certain of the remedial and procedural provisions with respect to the security contained in the Transaction Agreements may be unenforceable in whole or in part.

xviii.	We do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreements providing any waiver, release, disclaimer or any other variation of any right or duty of any party to the extent that any such waiver, release, disclaimer or other variation is not enforceable pursuant to Sections 1-302 or 9-602 of the Uniform Commercial Code.

xix.	We do not express any opinion with respect to the creation, perfection or priority of any security interest.

In addition, in rendering the foregoing opinions we have assumed that:

i.	the Organizational Documents are the only governing instruments, as defined under the DSTA, of the Fund; the Fund has, and since the time of its formation has had, at least one validly admitted and existing trustee of the Fund and (i) no procedures have been instituted for, and no other event has occurred, including, without limitation, any action taken by the Fund or its Board of Trustees or beneficial holders, as applicable, that would result in the liquidation, dissolution or winding-up of the Fund, (ii) no event has occurred that has adversely affected the good standing of the Fund under the DSTA, and the Fund has taken all actions required by the laws of the State of Delaware to maintain such good standing and (iii) no grounds exist for the revocation or forfeiture of the Fund’s Declaration of Trust; and

Schedule C-7

We express no opinion herein as to any matters governed by any laws other than the laws of the State of New York, the DSTA, and the federal securities laws of the United States of America normally applicable to transactions of the type contemplated by the Underwriting Agreement by closed-end management investment companies registered under the 1940 Act.

The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. This opinion speaks only as of the date hereof. We assume no obligation to supplement these opinions if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

The opinions expressed herein are solely for your benefit in connection with the transactions contemplated by the Underwriting Agreement and, without our express written consent, neither our opinion nor this opinion letter may be assigned or provided to or relied upon by any other person or by you for any other purpose (in each case other than the successor in interest of any Underwriter by means of merger, consolidation, transfer of business or other similar transaction).

Very truly yours,

Schedule C-8

SCHEDULE D

Form of Opinion of
DECHERT LLP,
Counsel for the INVESTMENT ADVISER

UBS Securities LLC

As Representative of the several Underwriters listed on Schedule A

c/o UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Re:	Aberdeen Asset Managers Limited

Ladies and Gentlemen:

We have acted as counsel for Aberdeen Asset Managers Limited, a corporation organized under the laws of Scotland (the “Investment Adviser”), in connection with the transactions contemplated by the Underwriting Agreement dated as of [•], 2021 (the “Underwriting Agreement”), by and among (i) Aberdeen Income Credit Strategies Fund (the “Fund”), (ii) the Adviser, (iii) Aberdeen Standard Investments Inc. (the “Sub-Adviser”) and (iv) you as the representative of the several Underwriters listed in Schedule A to the Underwriting Agreement (collectively, the “Underwriters”). This opinion is given pursuant to Section 6(g)(ii) of the Underwriting Agreement. Except as otherwise indicated, capitalized terms used in this letter have the meanings given to them in the Underwriting Agreement.

As to matters of fact relating to our opinions, we have relied upon written representations of the parties in the Documents (as defined below), written representations made by the Investment Adviser, and written representations of officers and other representatives of the Investment Adviser, and we have examined originals, or certified copies or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”), without independent verification of the accuracy of such representations or of the information contained in the Documents.

1.	The registration statement on Form N-2 filed by the Fund with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), and the Investment Company Act of 1940, as amended (the “1940 Act”) (1933 Act File No. 333-253698 and 1940 Act File No. 811-22485); the registration statement, as amended at the time when it became effective, including the information deemed to be part thereof at the time of effectiveness pursuant to Rule 430B under the 1933 Act, being hereinafter referred to as the “Registration Statement”;

2.	The prospectus, dated [•], 2021, in the form it was filed with the Commission on [•], 2021, pursuant to Rule 424(b) promulgated under the 1933 Act, including the Statement of Additional Information, dated [•], 2021, included in such filing (the “Base Prospectus”);

3.	The preliminary prospectus supplement, dated [•], 2021, in the form it was filed with the Commission on [•], 2021, pursuant to Rule 424(b) promulgated under the 1933 Act (the “Preliminary Prospectus Supplement” and, together with the Base Prospectus, the “Preliminary Prospectus”);

Schedule D-1

4.	The final prospectus supplement, dated [•], 2021, in the form it was filed with the Commission on [•], 2021, pursuant to Rule 424(b) promulgated under the 1933 Act (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”);

5.	An executed copy of the officer’s certificate of [•], [•] of the Investment Adviser, dated the date hereof (the “Officer’s Certificate”);

6.	An executed copy of the secretary’s certificate of [•], Secretary of the Investment Adviser, dated the date hereof (the “Secretary’s Certificate”);

7.	A copy of the Articles of Association of the Investment Adviser, as amended, and certified pursuant to the Secretary’s Certificate;

8.	A copy of the Investment Adviser’s Uniform Application for Investment Adviser Registration, filed on Form ADV;

9.	An executed copy of the Underwriting Agreement;

10.	An executed copy of the investment advisory agreement dated December 1, 2017, by and between the Fund and the Investment Adviser (the “Advisory Agreement”);

11.	An executed copy of the investment sub-advisory agreement dated December 1, 2017, by and among the Fund, the Investment Adviser and the Sub-Adviser (the “Sub-Advisory Agreement,” and together with the Underwriting Agreement and the Advisory Agreement, the “Transaction Documents”); and

12.	An executed copy of the Expense Limitation Letter Agreement , dated as of April 26, 2021, by and between the Fund and the Investment Adviser (the “Expense Limitation Agreement”).

In addition, we have examined originals or copies of such other corporate records of the Fund, the Investment Adviser and the Sub-Adviser, certificates of public officials and officers of such persons and agreements and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed below.

In making such examination and rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity and competence of all persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified, conformed, photostatic or electronic copies of such documents. We have also assumed that each individual executing a Transaction Document on behalf of a party (other than the Investment Adviser) is authorized to do so, and that each of the parties (other than the Investment Adviser) executing any of the Transaction Documents had the requisite corporate, trust, limited liability company or partnership power to enter into and perform all obligations under such Transaction Documents and has validly executed and delivered each of the Transaction Documents to which such party is a signatory, and such party’s obligations set forth therein are valid and binding and are enforceable against such party in accordance with their terms. In addition, we have assumed that: (a) each of the parties to the Transaction Documents (other than the Investment Adviser) is validly existing and in good standing under the laws of the jurisdiction of its organization or formation; and (b) each of the parties to the Transaction Documents has received all agreed upon consideration for each Transaction Document to which it purports to be a party. We assume that (a) there has been no mutual mistake of fact, or misunderstanding or fraud, duress or undue influence in connection with the negotiation, delivery and execution of the Transaction Documents and (b) there are and have been no agreements or understandings among the parties, written or oral, and there is and has been no usage of trade or course of prior dealing among the parties that would, in either case, vary, supplement or qualify the terms of the Transaction Documents.

Schedule D-2

When an opinion set forth below refers to “our knowledge” or any similar expressions as used herein, it is limited to the actual knowledge of the attorneys of this firm who have rendered substantive legal services to the Investment Adviser in connection with the transactions contemplated by the Underwriting Agreement and our attorneys who have principal responsibility for representing the Investment Adviser on other matters in areas relevant to the opinions being rendered, which knowledge has been obtained by such attorneys in such capacity. Except to the extent expressly set forth in this letter, we have not undertaken any independent investigation to determine the existence or absence of those facts, and no inference as to the knowledge of the existence or absence of those facts should be drawn from our representation of the Investment Adviser. Without limiting the generality of the foregoing, it is expressly understood that no opinion is expressed with regard to: (a) the financial ability of the Sub-Adviser to meet its obligations under the Sub-Advisory Agreement; (b) the truthfulness or accuracy of any applications, reports, plans, documents or financial statements furnished to the Underwriters by (or on behalf of) the Investment Adviser in connection with the Underwriting Agreement, the Registration Statement, the Preliminary Prospectus or the Prospectus; or (c) the truthfulness or accuracy of any representations or warranties made by the Investment Adviser in the Underwriting Agreement, the Registration Statement, the Preliminary Prospectus, the Prospectus or other documents described herein, which are not the subject of any of the opinions stated herein. Other than as set forth herein, we have not undertaken, for purposes of this opinion, any independent investigation to determine the existence or the absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Investment Adviser. Moreover, we have not searched the dockets of any court, administrative body, agency or other filing office in any jurisdiction.

We have not obtained special written rulings of the Commission, state securities commissions or other administrative bodies or officials charged with the administration of such statutes, regulations and rulings and we have not obtained and do not rely on opinions of other counsel in connection with our representation of the Investment Adviser as counsel.

Based on, and subject to, the foregoing, the assumptions, limitations and qualifications stated herein and such examination of law as we have deemed necessary, we are of the opinion that:

i.	The Investment Adviser is registered with the Commission as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and, to our knowledge, is not prohibited by the Advisers Act or the 1940 Act from acting under the Investment Advisory Agreement as an Investment Adviser to the Fund as contemplated by the Registration Statement, the Preliminary Prospectus or the Prospectus.

ii.	The Underwriting Agreement has been duly authorized, executed and delivered by the Investment Adviser.

iii.	Each of the Advisory Agreement, the Sub-Advisory Agreement and Expense Limitation Agreement constitutes a valid and binding obligation of the Investment Adviser, enforceable against the Investment Adviser in accordance with its terms under the laws of the State of New York.

iv.	The execution and delivery by the Investment Adviser of, and the performance by the Investment Adviser of its obligations under, the Underwriting Agreement will not to our knowledge constitute a breach or default under or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Adviser under the Advisory Agreement, the Sub-Advisory Agreement or any other material agreement, indenture, lease or other instrument to which the Investment Adviser is a party or any of its property or assets is subject, except where such breach, default, lien, charge or encumbrance does not or could not materially and adversely affect the ability of the Adviser to perform its obligations under the Underwriting Agreement.

v.	The performance by the Investment Adviser of its obligations under the Advisory Agreement, the Sub-Advisory Agreement, the Expense Limitation Agreement and the Underwriting Agreement does not violate the applicable laws of the State of New York, the 1940 Act, the general rules and regulations adopted under the 1940 Act, the Advisers Act or the rules and regulations adopted under the Advisers Act.

Schedule D-3

vi.	The description in the Registration Statement, the Preliminary Prospectus and the Prospectus of the Investment Adviser and its business complies in all material respects with all applicable requirements of the 1933 Act and the 1940 Act.

vii.	No consent, approval, authorization, or license with any governmental authority under any law, rule or regulation of the State of New York or any federal law of the United States of America is required for the performance by the Investment Adviser of its obligations under each of the Transaction Agreements and the Expense Limitation Agreement, except such as have been obtained or such as to which the failure to obtain would have neither (a) an Adviser Material Adverse Effect nor (b) an adverse effect on the consummation of the transactions contemplated by the Underwriting Agreement.

The opinions stated herein are subject to the following qualifications:

i.	We call to your attention that irrespective of the agreement of the parties to the Underwriting Agreement, the Advisory Agreement or the Sub-Advisory Agreement concerning personal jurisdiction over them, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to the Underwriting Agreement, the Advisory Agreement or the Sub-Advisory Agreement.

ii.	Except to the extent expressly stated herein, we do not express any opinion as to (a) the compliance or noncompliance of any other party (other than the Investment Adviser) to the Underwriting Agreement, the Advisory Agreement and the Sub-Advisory Agreement with any state, federal or other laws or regulations applicable to such party or (b) the legal or regulatory status or the nature of the business of such party.

iii.	Except to the extent expressly stated in the opinions contained herein, the opinions stated herein are limited to the agreements specifically identified herein without regard to any agreement or other document referenced in such agreement (including agreements or other documents incorporated by reference or attached or annexed thereto).

iv.	We do not express any opinion with respect to any of the fees to be paid pursuant to the Advisory Agreement or the Sub-Advisory Agreement.

v.	We express no opinion as to whether the execution, delivery or performance by the Investment Adviser of the Underwriting Agreement, the Advisory Agreement and the Sub-Advisory Agreement will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Investment Adviser or any of its subsidiaries.

vi.	The opinion set forth in paragraph (iv) above is based solely on our discussions with the officers or other representatives of the Investment Adviser responsible for the matters discussed therein, our review of documents furnished to us by the Investment Adviser and our reliance on the representations and warranties of the Investment Adviser contained in the Underwriting Agreement, Advisory Agreement, Sub-Advisory Agreement, Officer’s Certificate and Secretary’s Certificate. In addition, we call to your attention that we have not been engaged by, nor have we rendered any advice to, the Investment Adviser in connection with any legal or governmental proceedings. Accordingly, we do not have any special knowledge with respect to such matters.

Schedule D-4

vii.	We have assumed that there are no actions, suits or proceedings pending or threatened to which the Investment Adviser is a party, before any court, governmental agency or arbitrator which would reasonably be expected to affect adversely the registration of the Investment Adviser with the Commission.

We express no opinion herein as to any matters governed by any laws other than the laws of the State of New York and the federal securities laws of the United States of America that are normally applicable to transactions of the type contemplated by the Underwriting Agreement by closed-end management investment companies registered under the 1940 Act.

The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. This opinion speaks only as of the date hereof. We assume no obligation to supplement these opinions if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

The opinions expressed herein are solely for the benefit of the Underwriters in connection with the transactions contemplated by the Underwriting Agreement and, without our express written consent, this opinion letter may not be assigned or provided to or relied upon by any other person for any other purpose (in each case other than the successor in interest of any Underwriter by means of merger, consolidation, transfer of business or other similar transaction).

Very truly yours,

Schedule D-5

SCHEDULE E

FORM OF OPINION OF

DENTONS UK AND MIDDLE EAST LLP,
SCOTLAND COUNSEL OF THE INVESTMENT ADVISER

UBS Securities LLC

1285 Avenue of the Americas

New York NY 10019

United States

Dear Sirs

Legal Opinion on Aberdeen Asset Managers Limited (the Company)

1	SCOPE OF APPOINTMENT

We are legal advisers to Aberdeen Asset Managers Limited which is incorporated under the United Kingdom Companies Act 1985 with registered number SC108419. The Company is a wholly owned subsidiary of Aberdeen Asset Management PLC.

We have produced this opinion in accordance with Section 6(g)(iii) of the Underwriting Agreement (as defined in Schedule 1). In our capacity as solicitors, regulated by the Law Society of Scotland in Scotland, we are authorised to issue legal opinions relating to Scottish law.

2	DEFINITIONS

Words and expressions defined in Schedule 1 shall bear the same meanings in this opinion and Relevant Documents means the documents listed in Part 1 of Schedule 1.

3	DOCUMENTS EXAMINED

We have examined copies of, and base our opinion on, the documents listed in Schedule 1.

4	LIMITATIONS

4.1	We have not made any other enquires concerning the Company and in particular we have not investigated or verified any matter of fact or opinion (whether set out in any of the Relevant Documents or elsewhere) other than as expressly stated in this opinion.

4.2	We have not made any investigation of and do not express any opinion as to the laws of any jurisdiction outside Scotland and this opinion relates only to the laws of Scotland as they exist at the date hereof.

4.3	We have not been asked to advise you in connection with the preparation of the Relevant Documents and we therefore express no opinion on the commercial or financial implications of the Relevant Documents or on whether the Relevant Documents give effect to the intentions of the parties.

4.4	This opinion is strictly limited to the matters specifically stated herein and is not to be read as extending by implication to any other matter.

Schedule E-1

5	ASSUMPTIONS

In providing this opinion, we have relied on the assumptions set out in Schedule 2.

6	OPINION

Based upon and subject to the assumptions set out in Schedule 2 and subject to the qualifications set out in Schedule 3 and to any matters not disclosed to us, we are of the opinion that:

6.1	The Company has been duly organised and is validly existing as a limited liability company under the laws of Scotland and has full corporate power under its Articles to conduct its business as described in the Registration Statement, the Prospectus and the Prospectus Supplement and has the requisite corporate power to enter into and perform its obligations under the Relevant Documents.

6.2	The Company is authorised and regulated in the United Kingdom by the Financial Conduct Authority in the conduct of investment business within the meaning of the Financial Services and Markets Act 2000 and is authorised to carry out certain Regulated Activities (within the meaning of the Financial Services and Markets Act (Regulated Activities) Order 2001) as set out in the FCA Register.

6.3	As far as we are aware, the Company has made all necessary filings with the UK Registrar of Companies in respect of its financial statements, confirmation statements and annual returns.

6.4	[The Company is in good standing in Scotland.][1]

6.5	The execution and delivery by the Company of the Relevant Documents and the performance of its obligations thereunder (a) have been duly authorised by all requisite corporate action on its part, (b) do not contravene any of the provisions of the Articles or the Certificate of Incorporation, and (c) do not contravene any provisions of Scottish law relating to companies generally.

6.6	The obligations of the Company under each of the Relevant Documents would be recognised as valid and binding by the Scottish courts.

6.7	The implementation of the transactions contemplated by the Underwriting Agreement do not contravene any provisions of the laws of Scotland.

6.8	It is not necessary or advisable to file, register or record any of the Relevant Documents with any court or authority in Scotland.

6.9	With the exception of the FCA permissions referred to in opinion 6.2, no consents, licences, approvals or authorisations of any governmental or other regulatory authority or agency in Scotland are required by law in connection with the execution, delivery and performance of the Relevant Documents by the Company.

7	CONFIRMATION

To the best of our knowledge and belief, and without any independent investigation, there are no material actions, suits or proceedings involving the Company by or before any Scottish Courts.

8	QUALIFICATIONS

This opinion is subject to the qualifications set out in Schedule 3.

9	GOVERNING LAW

This opinion shall be governed by and construed in accordance with the law of Scotland.

1 Dentons Note: subject to receipt of Certificate of Good Standing which has been requested from the Registrar.

Schedule E-2

10	RELIANCE

This opinion is provided solely for the benefit of the person to whom it is addressed and may not be disclosed to or relied upon by any other person, firm or company whatsoever without our prior written consent.

Yours faithfully

Dentons UK and Middle East LLP

Schedule E-3

Schedule 1– Documents Examined

Part 1– Relevant Documents

1	An underwriting agreement dated [30] April 2021 between the Company, Aberdeen Income Credit Strategies Fund (the Fund), Aberdeen Standard Investments Inc (the Sub-Adviser) and UBS Securities LLC (the Underwriters) (Underwriting Agreement).
2	A copy of an investment advisory agreement between the Fund and the Company dated 1 December 2017 (Advisory Agreement).
3	A copy of a sub-advisory agreement between the Fund, the Company and the Sub-Adviser dated 1 December 2017 (Sub-Advisory Agreement).

Part 2– Other Documents

1	A certified copy of the Articles of Association of the Company (Articles).
2	The following sections from a copy of a prospectus dated 27 April 2021 filed by the Company with the United States Securities and Exchange Commission (Prospectus):
2.1	Adviser and Sub-Adviser (page 2);
2.2	Summary of Fund Expenses (part 7 only);
2.3	The Fund (paragraph 3 only) (page 25);
2.4	Investment Objectives and Principal Investment Strategy (paragraph 6 only) (page 26);
2.5	The Adviser (paragraph 1 only) (page 35); and
2.6	Advisory Agreements (paragraphs 1 and 4 only) (pages 35 and 36).
3	The following sections from a copy of a statement of additional information dated 27 April 2021 filed by the Company with the United States Securities and Exchange Commission (SAI):
3.1	Trustees and Officers (lines 3 and 4 only) (page S-5);
3.2	The Adviser (page S-9);
3.3	Advisory Agreements (paragraphs 1, 2, 3, 6, 8, 9 and 11 only) (pages S-9 and S-10); and
3.4	Potential Conflicts of Interest of the Advisers (paragraphs 1, 2, 3, 5 and 6 only) (pages S-11 and S-12).
4	The following sections from a copy of a prospectus supplement dated [30] April 2021 filed by the Company with the United States Securities and Exchange Commission (the Prospectus Supplement):
4.1	Principal Investment Strategy; Leverage (lines 9 and 10 only) (page i); and
4.2	Underwriters (paragraph 1 only) (page S-12).

5	The following sections from a copy of the annual report of the Fund dated 31 October 2020 (the Annual Report):
5.1	Total Investment Returns (lines 1 and 2 of paragraph 2 only) (page 8);
5.2	Agreements and Transactions with Affiliates (paragraph 1 only) (page 25);
5.3	Board of Trustees' Consideration of Advisory and Sub-Advisory Agreements (line 5 of paragraph 1 only) (page 32); and
5.4	Corporate Information (under the heading Investment Adviser only) (page 80).
6	The following sections from a copy of the proxy statement of the Fund dated 31 March 2021 (the Proxy Statement):
6.1	The Proposal: Election of Common Share Trustee (line 2 of paragraph 1 only) (page 5);
6.2	Board Oversight of Risk Management (lines 3 and 4 only) (page 15); and
6.3	Relationship of Trustees or Nominees with the Investment Adviser, Sub-Adviser and Administrator (line 1 only) (page 17).

Schedule E-4

7	A certified copy of the certificate of incorporation of the Company as a private company limited by shares with Companies House, Cardiff (Certificate of Incorporation).
8	Certified copies of change of name certificates of the Company dated 22 March 1991 and 21 July 1997 (Change of Name Certificates).
9	An online report relating to the Company obtained from the Registrar of Companies in Scotland on [7] May 2021 (the Company Search).
10	An online search of the Register of Insolvencies against the Company carried out on [7] May 2021 (the Insolvency Search).
11	Extract minutes of a Committee of the Board of Directors of the Company held on [30 June 2020][2] confirming the Company's authorised signatories (the Board Minutes).
12	A certificate from the secretary in the form set out in Schedule 4 dated [7] May 2021 (the Certificate).
13	An extract of the United Kingdom Financial Conduct Authority (FCA) Register as at [DATE] 2021 (firm reference 121891) evidencing the regulatory authorisation by the FCA of the Company as a company carrying out regulated activities including advising, arranging and dealing (as agent and principal) in investments, making arrangements with a view to transactions in investments and managing investments (FCA Register).
14	A certificate of good standing relating to the Company obtained from Companies House on [7] May 2021 (Certificate of Good Standing).
15	A copy of the Company's approved signatory list, dated [30 June 2020][3].

2 Dentons Note: To be confirmed if updated minutes are available.

3 Dentons Note: To be confirmed if an updated signatory list is available.

Schedule E-5

Schedule 2– Assumptions

We have assumed for the purposes of this opinion:

1	the capacity, power and authority of each of the parties to the Relevant Documents other than the Company to enter into and perform its obligations under the Relevant Documents and the due execution and delivery of the Relevant Documents by such party;
2	that the meeting of a Committee of the Board of Directors of the Company held on [30 June 2020] was duly convened and held and that the general authority granted to [Fiona McGowan] to enter into contracts on behalf of the Company contained in such board resolutions set out in the minutes relating to such meeting were duly passed and have not been amended, modified or revoked and that such minutes contain a true and accurate record of the proceedings at such meeting;
3	that the Advisory Agreement and the Sub-Advisory Agreement have been duly executed by Gordon Brough on behalf of the Company and have been duly delivered and have been duly executed by the Company in accordance with the law governing the formal validity thereof and have been duly delivered;
4	that the Underwriting Agreement has been duly executed by [Fiona McGowan] on behalf of the Company and has been duly delivered and has been duly executed by the Company in accordance with the law governing the formal validity thereof and has been duly delivered;
5	the conformity to original documents of all documents supplied to us as photocopy, specimen, electronic or facsimile copies and that none of such documents has been amended, varied or terminated;
6	that each of the statements contained in the Certificate (on which we have relied without further inquiry) is true and correct as of the date of this opinion;
7	that the information disclosed by the Company Search reveals all matters required by law to be notified to the Registrar of Companies, that such information is complete and accurate in all respects and that a further search as at the time of this opinion is issued would not have revealed any additional information which could have affected this opinion;
8	that the Insolvency Search is complete and accurate in all respects and does not fail to disclose any material information and that a further search as at the time of this opinion is issued would not have revealed any additional information which could have affected this opinion;
9	that the Underwriting Agreement constitutes a valid and binding obligation of the parties thereto under the law of the state of New York to which it is expressed to be subject and that the performance of such obligations is not illegal or unenforceable by virtue of the law of any jurisdiction (other than Scotland) in which they are to be performed and that the Advisory Agreement and the Sub-Advisory Agreement constitutes valid and binding obligations of the parties thereto under the law of the state of Delaware to which they are expressed to be subject and that the performance of such obligations is not illegal or unenforceable by virtue of the law of any jurisdiction (other than Scotland) in which they are to be performed;
10	that the execution and delivery of the Relevant Documents by the Company and the performance of its obligations thereunder are in the interests of the Company and likely to promote the success of the Company, that the Relevant Documents have been entered into for bona fide commercial reasons and on arm's length terms by each of the parties thereto and that the Company derives the requisite corporate benefit from being a party to each of the Relevant Documents;

Schedule E-6

11	that all regulatory requirements and other legal requirements set out in the laws of the state of New York relating to the issue and sale of securities which apply to the transactions contemplated by the Underwriting Agreement have been complied with by the Company;
12	that the Company is not unable nor is it deemed unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986 and will not become so unable to pay its debts in consequence of entering into and performing its obligations under the Relevant Documents; and
13	that the net assets of the Company will not be reduced by the execution of any of the Relevant Documents or, to the extent that such execution would reduce the net assets of the Company, the amount of such reduction will not exceed the amount of the distributable profits of the Company.

Schedule E-7

Schedule 3– Qualifications

1	Discretionary remedies
We do not express any view on the particular remedies available on enforcement, such as specific performance or injunction, which are discretionary remedies.

2	Corporate status
Although neither the Company Search nor the Insolvency Search reveals that the Company has passed a voluntary winding-up resolution, or that any petition has been presented or order made by any court for the winding up, dissolution or administration of the Company or that any receiver, trustee, administrator or similar official has been appointed in relation to the Company or any of its assets or revenues, such Searches are not conclusive and accordingly this opinion is given on the basis that no such event has occurred in relation to the Company.

3	General principles of law affecting enforcement
3.1	The enforcement of the Relevant Documents may be limited by applicable laws relating to prescription, limitation, bankruptcy, liquidation, receivership, administration, insolvency or other laws relating to creditors' rights generally or by the application of rules of equity or public policy. As at the date of this opinion and subject to the other statements made in this opinion, we are not aware of any circumstances concerning the enforcement of the Relevant Documents which would give rise to a Scottish Court holding that the enforcement of the Relevant Documents would violate Scottish public policy.
3.2	The Insolvency Act 1986 (as amended by the Insolvency Act 2000) allows a company which is an "eligible" company as part of the company voluntary arrangement procedure to obtain protection from its creditors during a "moratorium" period of 28 days (with the option for creditors to extend the protection period for a further two months). The effect of a moratorium is that no insolvency or administration procedures may be commenced in relation to that company, any security created by that company over its property cannot be enforced, no administrative receiver may be appointed pursuant to any security and no other legal process can be taken in relation to that company during such period except with the consent of the Court. The moratorium does not extend to proceedings brought in foreign courts.
3.3	The enforcement of the obligations of the parties to the Relevant Documents may be limited by the provisions of Scottish law applicable to agreements held to have been frustrated by events happening after their execution.
3.4	A party to a contract may be able to avoid its obligations under that contract (and may have other remedies) if it has been induced to enter into that contract by misrepresentation or where there has been error, fraud, coercion or duress.
3.5	A claim may be or become subject to the defence of set-off or counterclaim.

4	Enforcement of specific provisions
The award of costs in legal proceedings in Scotland is discretionary and accordingly a Scottish court may refuse to give effect to any provisions of the Relevant Documents providing for the payment of costs and expenses in respect of such proceedings.

5	Jurisdiction and judgments
5.1	We express no opinion on whether a clause purporting to confer exclusive jurisdiction on the courts of a state outside the United Kingdom will be upheld against a defendant who is domiciled in Scotland or on whether proceedings instigated against such a defendant may be stayed on the grounds of forum non conveniens.

Schedule E-8

5.2	Although monetary judgments of Scottish courts would normally be expressed in sterling, in monetary claims for foreign currency Scottish courts may (but are not obliged to) issue a judgment expressed as an order to pay the appropriate amount of foreign currency. The judgment will, however, require to be converted into sterling for the purpose of diligence and enforcement. Indebtedness denominated in a foreign currency claimed in the winding-up of a Scottish company must be converted into sterling for this purpose.

6	Enforcement of New York and Delaware judgments
6.1	The Courts of Scotland will give effect to a judgment rendered by a court in New York or Delaware without examination of the merits of any such judgment provided the following criteria are satisfied in relation to such a judgment:
6.1.1	the New York or Delaware court is regarded by Scottish law as having jurisdiction in the international sense;
6.1.2	the action is not of a penal or revenue nature;
6.1.3	the judgment has not been obtained by the fraud of one of the parties and the New York or Delaware court has acted judicially in passing the judgment; and
6.1.4	the judgment is final and not merely interlocutory.
6.2	The Scottish courts may refuse to enforce a foreign judgment if (a) that judgment is one prohibited by the terms of the Protection of Trading Interests Act 1980 or (b) when the action giving rise to that judgment would not have been competent in the Scottish courts on the grounds of public policy.

7	FCA Permissions
We are not qualified to and nor do we express any opinion on the scope, extent and appropriateness of the Part IV permissions granted to the Company by the FCA under the Financial Services and Markets Act 2000 and recorded in the FCA Register in relation to the performance by the Company of its obligations under the Relevant Documents. The Secretary's Certificate confirms that the scope of such permissions is appropriate in relation to the Company's obligations under the Relevant Documents.

Schedule E-9

Schedule 4– Secretary's Certificate

We, authorised signatory of SLA Corporate Secretary Limited of 1 George Street, Edinburgh, Scotland, EH2 2LL, hereby certify as follows:

1	SLA Corporate Secretary Limited is the Corporate Secretary of Aberdeen Asset Managers Limited (the Company).
2	The copy of the Articles of Association of the Company attached hereto and marked 'A' is true and complete in all respects and incorporates all amendments prior to the signing hereof.
3	The meeting of the Board of Directors held on [30 June 2020] was duly convened and held; each of the Directors of the Company having any interest in the matters under consideration duly disclosed that interest; the resolutions set out in the minutes of the meeting attached hereto and marked 'B' were duly passed and have not been amended, modified or revoked; and the minutes contain a true and correct record of the proceedings at the meeting.
4	The Company is not unable and has not been deemed unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986.
5	The net assets of the Company will not be reduced by the execution of any of the Relevant Documents or, to the extent that such execution would reduce the net assets of the Company, the amount of such reduction will not exceed the amount of the distributable profits of the Company.
6	No order has been made or resolution passed for the compulsory or voluntary winding up of the Company and, to the best of our knowledge and belief having made all reasonable enquiry, (a) no petition has been presented for the compulsory or voluntary winding up of the Company or the making of an administration order in respect of the Company and (b) no receiver, administrative receiver or administrator has been appointed in respect of the Company or any part of its undertaking or assets.
7	We have examined a signed original of the documents listed on the paper attached hereto and marked 'C' and the document was duly executed by [Fiona McGowan], who was approved as an authorised signatory of the Company when such document was executed and the signature appearing on the document is her genuine signature and the document has been duly delivered.
8	The Company has obtained the correct scope of permissions under the Financial Services and Markets Act 2000 required (as set out in the FCA Register) in order to carry out its obligations under each of the Relevant Documents.
9	The Company has not received any notice of any, nor has it raised any, material actions, suits or proceedings involving the Company by or before any Scottish courts.
10	The Company has made all necessary filings with the UK Registrar of Companies in respect of its financial statements, confirmation statements and annual returns.

Secretary

For and on behalf of

SLA Corporate Secretary Limited

Schedule E-10

SCHEDULE F

FORM OF OPINION OF
DECHERT LLP,
COUNSEL FOR THE SUB-ADVISER

UBS Securities LLC

As Representative of the several Underwriters listed on Schedule A

c/o UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Re:	Aberdeen Standard Investments Inc.

Ladies and Gentlemen:

We have acted as counsel for Aberdeen Standard Investments Inc., a Delaware corporation (the “Sub-Adviser”), in connection with the transactions contemplated by the Underwriting Agreement dated as of [•], 2021 (the “Underwriting Agreement”), by and among (i) Aberdeen Income Credit Strategies Fund (the “Fund”), (ii) Aberdeen Asset Managers Limited, a Scottish corporation (the “Investment Adviser”), (iii) the Sub-Adviser and (iv) you as the representative of the several Underwriters listed in Schedule A to the Underwriting Agreement (collectively, the “Underwriters”). This opinion is given pursuant to Section 6(g)(iv) of the Underwriting Agreement. Except as otherwise indicated, capitalized terms used in this letter have the meanings given to them in the Underwriting Agreement.

As to matters of fact relating to our opinions, we have relied upon written representations of the parties in the Documents (as defined below), written representations made by the Sub-Adviser, and written representations of officers and other representatives of the Sub-Adviser, and we have examined originals, or certified copies or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”), without independent verification of the accuracy of such representations or of the information contained in the Documents.

13.	The registration statement on Form N-2 filed by the Fund with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), and the Investment Company Act of 1940, as amended (the “1940 Act”) (1933 Act File No. 333-253698 and 1940 Act File No. 811-22485); the registration statement, as amended at the time when it became effective, including the information deemed to be part thereof at the time of effectiveness pursuant to Rule 430B under the 1933 Act, being hereinafter referred to as the “Registration Statement”;
14.	The prospectus, dated [•], 2021, in the form it was filed with the Commission on [•], 2021, pursuant to Rule 424(b) promulgated under the 1933 Act, including the Statement of Additional Information, dated [•], 2021, included in such filing (the “Base Prospectus”);
15.	The preliminary prospectus supplement, dated [•], 2021, in the form it was filed with the Commission on [•], 2021, pursuant to Rule 424(b) promulgated under the 1933 Act (the “Preliminary Prospectus Supplement” and, together with the Base Prospectus, the “Preliminary Prospectus”);

Schedule F-1

16.	The final prospectus supplement, dated [•], 2021, in the form it was filed with the Commission on [•], 2021, pursuant to Rule 424(b) promulgated under the 1933 Act (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”);
17.	An executed copy of the officer’s certificate of [•], [•] of the Sub-Adviser, dated the date hereof (the “Officer’s Certificate”);
18.	An executed copy of the secretary’s certificate of Robert Hepp, Secretary of the Sub-Adviser, dated the date hereof (the “Secretary’s Certificate”);
19.	A copy of the certificate of formation of the Sub-Adviser, certified as of [•] by the Secretary of State of the State of Delaware and certified pursuant to the Secretary’s Certificate;
20.	The Certificate of Incorporation of the Sub-Adviser, as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on January 26, 1994, as amended by the Certificate of Amendment of Certificate of Incorporation, as filed with the Secretary of State on February 15, 1996, as amended by the Certificate of Amendment of Certificate of Incorporation, as filed with the Secretary of State on December 4, 2003, as amended by the Certificate of Amendment of Certificate of Incorporation, as filed with the Secretary of State on December 20, 2005, as amended by the Certificate of Amendment of Certificate of Incorporation, as filed with the Secretary of State on October 22, 2018, as amended by the Certificate of Amendment of Certificate of Incorporation, as filed with the Secretary of State on October 23, 2019 (collectively, the “Certificate of Incorporation”), certified pursuant to the Secretary’s Certificate;
21.	The Bylaws of the Sub-Adviser (the “Bylaws”), certified pursuant to the Secretary’s Certificate;
22.	A copy of the Sub-Adviser’s Uniform Application for Investment Adviser Registration, filed on Form ADV;
23.	A certificate, dated [•], 2021, from the Secretary of State of the State of Delaware with respect to the Sub-Adviser’s formation, good standing and existence in the State of Delaware (the “Delaware Certificate”);
24.	An executed copy of the Underwriting Agreement; and
25.	An executed copy of the investment sub-advisory agreement dated December 1, 2017, by and among the Fund, the Investment Adviser and the Sub-Adviser (the “Sub-Advisory Agreement,” and together with the Underwriting Agreement, the “Transaction Documents”).

In addition, we have examined originals or copies of such other corporate records of the Fund, the Investment Adviser and the Sub-Adviser, certificates of public officials and officers of such persons and agreements and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed below.

In making such examination and rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity and competence of all persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified, conformed, photostatic or electronic copies of such documents. We have also assumed that each individual executing a Transaction Document on behalf of a party (other than the Sub-Adviser) is authorized to do so, and that each of the parties (other than the Sub-Adviser) executing any of the Transaction Documents had the requisite corporate, trust, limited liability company or partnership power to enter into and perform all obligations under such Transaction Documents and has validly executed and delivered each of the Transaction Documents to which such party is a signatory, and such party’s obligations set forth therein are valid and binding and are enforceable against such party in accordance with their terms. In addition, we have assumed that: (a) each of the parties to the Transaction Documents (other than the Sub-Adviser) is validly existing and in good standing under the laws of the jurisdiction of its organization or formation; and (b) each of the parties to the Transaction Documents has received all agreed upon consideration for each Transaction Document to which it purports to be a party. We assume that (a) there has been no mutual mistake of fact, or misunderstanding or fraud, duress or undue influence in connection with the negotiation, delivery and execution of the Transaction Documents and (b) there are and have been no agreements or understandings among the parties, written or oral, and there is and has been no usage of trade or course of prior dealing among the parties that would, in either case, vary, supplement or qualify the terms of the Transaction Documents.

Schedule F-2

When an opinion set forth below refers to “our knowledge” or any similar expressions as used herein, it is limited to the actual knowledge of the attorneys of this firm who have rendered substantive legal services to the Sub-Adviser in connection with the transactions contemplated by the Underwriting Agreement and our attorneys who have principal responsibility for representing the Sub-Adviser on other matters in areas relevant to the opinions being rendered, which knowledge has been obtained by such attorneys in such capacity. Except to the extent expressly set forth in this letter, we have not undertaken any independent investigation to determine the existence or absence of those facts, and no inference as to the knowledge of the existence or absence of those facts should be drawn from our representation of the Sub-Adviser. Without limiting the generality of the foregoing, it is expressly understood that no opinion is expressed with regard to: (a) the financial ability of the Sub-Adviser to meet its obligations under the Sub-Advisory Agreement; (b) the truthfulness or accuracy of any applications, reports, plans, documents or financial statements furnished to the Underwriters by (or on behalf of) the Sub-Adviser in connection with the Underwriting Agreement, the Registration Statement, the Preliminary Prospectus or the Prospectus; or (c) the truthfulness or accuracy of any representations or warranties made by the Sub-Adviser in the Underwriting Agreement, the Registration Statement, the Preliminary Prospectus, the Prospectus or other documents described herein, which are not the subject of any of the opinions stated herein. Other than as set forth herein, we have not undertaken, for purposes of this opinion, any independent investigation to determine the existence or the absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Sub-Adviser. Moreover, we have not searched the dockets of any court, administrative body, agency or other filing office in any jurisdiction.

We have not obtained special written rulings of the Commission, state securities commissions or other administrative bodies or officials charged with the administration of such statutes, regulations and rulings and we have not obtained and do not rely on opinions of other counsel in connection with our representation of the Sub-Adviser as counsel.

Based on, and subject to, the foregoing, the assumptions, limitations and qualifications stated herein and such examination of law as we have deemed necessary, we are of the opinion that:

viii.	The Sub-Adviser is validly existing as a corporation under the General Corporation Law of the State of Delaware (“General Corporation Law”) and in good standing under the laws of the State of Delaware and has the corporate power and authority under the General Corporation Law to own, lease and operate its property and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus.
ix.	The Sub-Adviser is registered with the Commission as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and, to our knowledge, is not prohibited by the Advisers Act or the 1940 Act from acting under the Sub-Advisory Agreement as a Sub-Adviser to the Fund as contemplated by the Registration Statement, the Preliminary Prospectus or the Prospectus.
x.	The Underwriting Agreement has been duly authorized, executed and delivered by the Sub-Adviser.

Schedule F-3

xi.	The Sub-Advisory Agreement constitutes a valid and binding obligation of the Sub-Adviser, enforceable against the Sub-Adviser in accordance with its terms under the laws of the State of New York.
xii.	The execution and delivery by the Sub-Adviser of, and the performance by the Sub-Adviser of its obligations under, the Underwriting Agreement will not (a) violate the General Corporation Law, any applicable laws of the State of New York, the 1940 Act, the general rules and regulations adopted under the 1940 Act, the Advisers Act or the rules and regulations adopted under the Advisers Act, (b) conflict with any provision of the Certificate of Incorporation or Bylaws, or (c) to our knowledge constitute a breach or default under or result in the creation of any lien, charge or encumbrance upon any properties or assets of the Sub-Adviser under any material agreement or instrument to which the Sub-Adviser is a party or by which the Sub-Adviser is bound or to which any of the property or assets of the Sub-Adviser is subject, except where such breach, default, lien, charge or encumbrance does not or could not materially and adversely affect the ability of the Sub-Adviser to perform its obligations under the Underwriting Agreement.
xiii.	The performance by the Sub-Adviser of its obligations under the Sub-Advisory Agreement does not violate any applicable laws of the State of New York, the 1940 Act, the general rules and regulations adopted under the 1940 Act, the Advisers Act or the rules and regulations adopted under the Advisers Act.
xiv.	The description in the Registration Statement, the Preliminary Prospectus and the Prospectus of the Sub-Adviser and its business complies in all material respects with all applicable requirements of the 1933 Act and the 1940 Act.
xv.	No consent, approval, authorization, or license with any governmental authority under the General Corporation Law, any law, rule or regulation of the State of New York or any federal law of the United States of America is required for the performance by the Sub-Adviser of its obligations under the Transaction Agreements, except such as have been obtained or such as to which the failure to obtain would have neither (a) an Adviser Material Adverse Effect nor (b) an adverse effect on the consummation of the transactions contemplated by the Underwriting Agreement.

The opinions stated herein are subject to the following qualifications:

viii.	We call to your attention that irrespective of the agreement of the parties to the Underwriting Agreement or the Sub-Advisory Agreement concerning personal jurisdiction over them, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to the Underwriting Agreement or the Sub-Advisory Agreement.
ix.	Our opinion set forth in paragraph (i) above relating to good standing and valid existence of the Sub-Adviser is based solely upon our review of the Delaware Certificate.
x.	Except to the extent expressly stated herein, we do not express any opinion as to (a) the compliance or noncompliance of any other party (other than the Sub-Adviser) to the Underwriting Agreement and the Sub-Advisory Agreement with any state, federal or other laws or regulations applicable to such party or (b) the legal or regulatory status or the nature of the business of such party.
xi.	Except to the extent expressly stated in the opinions contained herein, the opinions stated herein are limited to the agreements specifically identified herein without regard to any agreement or other document referenced in such agreement (including agreements or other documents incorporated by reference or attached or annexed thereto).

Schedule F-4

xii.	We do not express any opinion with respect to any of the fees to be paid pursuant to the Sub-Advisory Agreement.
xiii.	We express no opinion as to whether the execution, delivery or performance by the Sub-Adviser of the Underwriting Agreement and the Sub-Advisory Agreement will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Sub-Adviser or any of its subsidiaries.
xiv.	The opinion set forth in paragraph (v)(c) above is based solely on our discussions with the officers or other representatives of the Sub-Adviser responsible for the matters discussed therein, our review of documents furnished to us by the Sub-Adviser and our reliance on the representations and warranties of the Sub-Adviser contained in the Underwriting Agreement, Sub-Advisory Agreement, Officer’s Certificate and Secretary’s Certificate. In addition, we call to your attention that we have not been engaged by, nor have we rendered any advice to, the Sub-Adviser in connection with any legal or governmental proceedings. Accordingly, we do not have any special knowledge with respect to such matters.
xv.	We have assumed that there are no actions, suits or proceedings pending or threatened to which the Sub-Adviser is a party, before any court, governmental agency or arbitrator which would reasonably be expected to affect adversely the registration of the Sub-Adviser with the Commission.

We express no opinion herein as to any matters governed by any laws other than the laws of the State of Delaware (to the limited extent set forth herein with respect to the General Corporation Law), the State of New York and the federal securities laws of the United States of America that are normally applicable to transactions of the type contemplated by the Underwriting Agreement by closed-end management investment companies registered under the 1940 Act.

The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. This opinion speaks only as of the date hereof. We assume no obligation to supplement these opinions if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

The opinions expressed herein are solely for the benefit of the Underwriters in connection with the transactions contemplated by the Underwriting Agreement and, without our express written consent, this opinion letter may not be assigned or provided to or relied upon by any other person for any other purpose (in each case other than the successor in interest of any Underwriter by means of merger, consolidation, transfer of business or other similar transaction).

Very truly yours,

Schedule F-5

SCHEDULE G

SALES MATERIALS

None

Schedule G-1